Exhibit (c)(1)

Wüest Dimensions - Business intelligence by Wüest Partner

Valuation report

Commercial property
Plan-les-Ouates, Chemin des Aulx 8-18
Chemin des Aulx 8-18
1228 Plan-les-Ouates
Switzerland

Market value	CHF 140,970,000

Report date	31.12.2020
Valuation purpose	Update
Customer	Eldista GmbH
Project reference number (PRN)	102688.2001
Valuation Id	101-4423-115
End customer	Eldista GmbH
Project manager	Vincent Clapasson, Wüest Partner
Valuer	Philippe Bach, Wüest Partner
Site visit date	21.11.2011
Site visited by	Wüest Partner

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 1 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Summary

Property condition

Commercial property Chemin des Aulx 8-18 1228 Plan-les-Ouates Switzerland CH1903: 496994 / 113830
Property unit	Plan-les-Ouates, Chemin des Aulx 8-18
Reference number
Owner
Type of ownership	Leasehold
Construction year	1991
Last renovated
Customer	Eldista GmbH
Contact person	Michele Janner Michele@mccafferty-am.ch
Project manager	Vincent Clapasson vincent.clapasson@wuestpartner.com
Valuer	Philippe Bach philippe.bach@wuestpartner.com

Results

Market values	CHF	CHF/m2 LA
Market value	140,970,000	4,046
Building insurance value	137,988,063	3,961
Repair cost years 1 to 10	9,111,538	262

Inflation		0.50%
Discount rate real/nominal	4.80%	5.32%
Net capitalisation rate (exit)		4.80%
Net/gross yield annuity	4.66%	7.21%
Gross yield (projected/effective)	7.74%	7.30%
IRR 5/IRR 10	5.32%	5.32%
Net initial yield (P1) before/after capex	6.52%	5.61%
Annuity net yield (P1-10) before/after capex	6.34%	5.71%
Market matrix	Quality profile

Rents

Use type				Current rent					Market rent
Type	No.	sqm	Share	Proj. p.a. [CHF]	Vacant	Eff. p.a. [CHF]	Proj./sqm	Quantile	Proj. p.a. [CHF]	Proj /sqm	Quantile	Vacant	Dev.
Office	62	30,634	80%	8,757,685	4.9%	8,331,808	286	43%	7,964,840	260	35%	6.5%	-9.1%
Indoor parking	709	0	13%	1,384,165	5.3%	1,310,485			1,337,760			5.1%	-3.4%
Warehousing	54	3,230	4%	401,653	24.2%	304,447	124		387,600	120		10.0%	-3.5%
Outdoor parking	126	0	2%	202,188	10.1%	181,788			157,560			9.9%	-22.1%
Gastronomy	2	547	1%	91,346	0.0%	91,346	167		109,400	200		6.0%	19.8%
Others	3	430	1%	71,172	0.0%	71,172	166		66,650	155		6.0%	-6.4%
Total	956	34,841	100%	10,908,209	5.7%	10,291,046	268		10,023,810	245		6.5%	-8.1%

Yields

	Present value	Annuity (P1-Exit)			Annuity (Exit)		% project. (P1-Exit)		% project. (Exit)		% RPC (P1-Exit)		% RPC (Exit)		Yield
	[CHF]	[CHF]	[CHF/m2]	Q.	[CHF/m2]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]
Gross target income	217,766,731	10,156,734	292		288		100.2%		100.2%		7.4%		7.3%		7.21%
Est. rental inc.	217,232,453	10,131,734	291		288		100.0%		100.0%		7.4%		7.3%		7.19%
Other income	534,278	25,000	1		1		0.2%		0.2%		0.0%		0.0%		0.02%
Income reductions	12,572,107	588,136	17		19		5.8%		6.5%		0.4%		0.5%		0.42%
Actual gross income	205,194,624	9,568,598	275		270		94.4%		93.8%		7.0%		6.9%		6.79%
Operating costs	22,943,751	1,073,587	31	84%	31	84%	10.6%	81%	10.7%	81%	0.8%	87%	0.8%	87%	0.76%
Maintenance costs	6,411,336	300,000	9	42%	9	42%	3.0%	42%	3.0%	42%	0.2%	47%	0.2%	47%	0.21%
Refurbishment costs	28,948,978	1,354,584	39	70%	47	78%	13.4%	61%	16.3%	72%	1.0%		1.2%		0.96%
Ground lease fee (costs)	5,922,472	277,125	8		8		2.7%		2.8%		0.2%		0.2%		0.20%
Other costs	0	0	0		0		0.0%		0.0%		0.0%		0.0%		0.00%
Total costs	64,226,536	3,005,296	86		94		29.7%		32.7%		2.2%		2.4%		2.13%
Total net income	140,968,088	6,563,302	188		176		64.8%		61.0%		4.8%		4.5%		4.66%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 2 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Summary 2

Results

		Periods | nominal cashflows
		1	2	3	4	5	6	7	8	9	10	Exit
Incomes	Ann. % project.	01.01.2021 - 31.12.2021	01.01.2022 - 31.12.2022	01.01.2023 -31.12.2023	01.01.2024 -31.12.2024	01.01.2025 - 31.12.2025	01.01.2026 -31.12.2026	01.01.2027 - 31.12.2027	01.01.2028 - 31.12.2028	01.01.2029 -31.12.2029	01.01.2030 - 31.12.2030	01.01.2031
Gross target income	100.2%	11,005,926	10,686,680	10,606,608	10,410,593	10,440,417	10,417,527	10,363,496	10,405,838	10,457,867	10,510,157	10,562,707
Est. rental inc.	100.0%	10,980,926	10,661,555	10,581,358	10,385,216	10,414,914	10,391,895	10,337,737	10,379,950	10,431,850	10,484,009	10,536,429
Other income	0.2%	25,000	25,125	25,251	25,377	25,504	25,631	25,759	25,888	26,018	26,148	26,279
Income reductions	5.8%	121,111	308,215	397,538	523,965	551,585	603,708	656,965	673,348	676,715	680,099	683,499
Actual gross income	94.4%	10,884,815	10,378,465	10,209,071	9,886,628	9,888,832	9,813,819	9,706,532	9,732,490	9,781,152	9,830,058	9,879,208

Costs
Operating costs	10.6%	1,116,046	1,102,913	1,101,752	1,094,808	1,099,171	1,100,912	1,101,111	1,106,143	1,111,673	1,117,232	1,122,818
Maintenance costs	3.0%	300,000	301,500	303,008	304,523	306,045	307,575	309,113	310,659	312,212	313,773	315,342
Refurbishment costs	13.4%	1,283,000	500,490	0	0	3,185,930	0	0	4,142,118	0	0	1,719,383
Ground lease fee (costs)	2.7%	277,125	278,511	279,903	281,303	282,709	284,123	285,543	286,971	288,406	289,848	291,297
Total costs	29.7%	2,976,171	2,183,413	1,684,663	1,680,634	4,873,855	1,692,610	1,695,768	5,845,890	1,712,291	1,720,853	3,448,841

Total net income	64.8%	7,908,644	8,195,052	8,524,408	8,205,994	5,014,977	8,121,208	8,010,764	3,886,600	8,068,861	8,109,205	6,430,368

Market value as at start of period		140,968,088	140,282,610	139,266,751	137,857,634	136,702,566	138,775,617	137,756,764	136,797,734	140,039,285	139,141,570	138,154,294
Gross yield p.a.		7.81%	7.62%	7.62%	7.55%	7.64%	7.51%	7.52%	7.61%	7.47%	7.55%	7.65%
Net yield after repair p.a.		5.61%	5.84%	6.12%	5.95%	3.67%	5.85%	5.82%	2.84%	5.76%	5.83%	4.65%
Capital growth return p.a.		-0.49%	-0.72%	-1.01%	-0.84%	1.52%	-0.73%	-0.70%	2.37%	-0.64%	-0.71%
Total return p.a.		5.12%	5.12%	5.11%	5.11%	5.19%	5.12%	5.12%	5.21%	5.12%	5.12%

Sensitivity analysis

	Presentation in relative terms

	Δ	+30	+10	+/-	-10	-30
		5.10%	4.90%	4.80%	4.70%	4.50%
Target rental income	-10%	-20%	-17%	-15%	-13%	-9%
	+0%	-6%	-2%	0%	2%	7%
	+10%	8%	13%	15%	17%	23%
Vacancy	+100%	-14%	-11%	-9%	-7%	-3%
	+0%	-6%	-2%	0%	2%	7%
	-100%	2%	6%	9%	11%	16%
Repair costs	-10%	-4%	-0%	2%	4%	9%
	+0%	-6%	-2%	0%	2%	7%
	+10%	-8%	-4%	-2%	0%	5%

Contract terms

Usage	Expected end ø [a]	WAULT ø	WAULT min	WAULT max	Index ø
Hotel	2.7	2.7	2.7	2.7	100%
Office	2.5	2.5	0.2	6.5	100%
Warehousing	2.5	2.6	0.3	6.5	100%
Outdoor parking	2.4				100%
Indoor parking	2.3				100%
Gastronomy	1.8	1.8	1.8	1.8	100%
Total	2.5	2.5	0.2	6.5	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 3 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Contents

Title	1
Summary	2
Summary 2	3
Contents	4
Description	5
Property data (plots, buildings)	12
Use-type overview	14
Area list	16
Summary by tenant and use type	23
Summary by tenant and use type outlook	28
Expenses/budget	32
Projected accounts summary	33
Sensitivity analysis	34
Quality profile	35
Photo documentation	37
Maps (macro and micro location)	39
Plans	40
Context	41
Documentation index	42
Glossary	43

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 4 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Description

Update

Update as at 31.12.2020 (Property was not newly inspected)

+ Area change compared to previous valuation: 56 m2

+ Current target earnings increased by +0.95% (currently CHF 10,908,209 p.a.)

+ Current vacancies decreased to 5.7% (Improvement compared to previous valuation by -0.5 percentage points)

+ The weighted average unexpired lease term (WAULT) has increased by +2.0 years (currently 2.5 years)

- Annual market rent decreased by -0.7% (currently CHF 10,023,810 p.a.)

- Structural vacancy increased to 6.5% (Increase compared to previous valuation by 0.1 percentage points)

- Annuity operating costs increased by 0.8% to CHF 1,073,587 p.a.

± Annuity maintenance costs unchanged at CHF 300,000 p.a.

- The sum of capital expenditures in the first 10 years has increased by CHF 3,857,000

- Annuity capital expenditures increased by 9.0% to CHF 39/m2 p.a.

+ Discount rate reduced by -10 basis points to 4.80%

Market value (100%) per 31.12.2020: CHF 140,970,000 (CHF +610,000; +0.4%) Market value (100%) per 31.12.2019: CHF 140,360,000

The following text refers to the valuation with site visit in 2011 (except for the «Makro location» and «Comments/Remarks»)

Comments

Discount rate:

- Decrease of -10 bp.

CAPEX:

- Renovation of the heating system and pipes of the building planned in 2028 (Wüest Partner assumption).

Diclaimer COVID 19:

As a result of the second wave of the COVID 19 pandemic, with rising infection rates, drastic measures have again been put into force, have been tightened or are expected to be tightened in many countries. The consequences of these measures for the real estate market cannot yet be fully anticipated and remain difficult to quantify at the moment due to the still limited amount of available comparative transactions carried out in the context of the second wave. As a result, valuation results include currently a higher level of uncertainty.

Macro location

General locational factors

With a population of 10,657 (up by 3.7% between 2014 and 2018), the municipality of Plan-les-Ouates (GE) is located in the Genève (CH) urban agglomeration. People with a higher income (executives and senior management) accounted for 12% of Plan-les-Ouates's population in 2018, compared to the Swiss average of 12%.

313,000 people live within a 10-minute and 469,000 within a 20-minute drive of Plan-les-Ouates (the corresponding figures for the city of Zurich being around 420,000 and 704,000).

Within half an hour's drive of Plan-les-Ouates, 530,000 residents and 366,000 employees (full time equivalent) can be reached in Switzerland (equivalent figures for the city of Zurich: approx. 1,655,000 residents and 1,189,000 employees).

The number of people working in the industrial or service sector (full time equivalent) was 13,412 in 2018, 44.2% being employed in the service sector (Switzerland: 75.1%). Since 2016, the employment figure for Plan-les-Ouates has increased by 4.4%, with both the industrial and service sector providing additional jobs. Between 2019 and 2020, the region of Geneva, which Plan-les-Ouates is part of, has shown a net inward corporate migration, i.e. fewer companies moved out of the area than arrived from other regions.

Office premises

The average asking rent (net) for office space in Plan-les-Ouates is CHF 308 per sqm p.a. This value is above the Swiss average of CHF 218 per sqm p.a.

Overall, the urban agglomeration Genève (CH) provides some 6,074,000 sqm of office space (including 148,000 sqm in Plan-les-Ouates). The volume of new-build office development (in relation to the existing stock) over the last few years in the urban agglomeration Genève (CH) has been above par for Switzerland.

Retail premises

The average asking rent (net) for retail space in Plan-les-Ouates is CHF 275 per sqm p.a. This value is above the Swiss average of CHF 240 per sqm p.a.

Overall, the urban agglomeration Genève (CH) provides some 1,803,000 sqm of retail space (including 30,000 sqm in Plan-les-Ouates). This is equivalent to some 3.0 sqm retail space per resident of urban agglomeration, a figure below the Swiss average (4.2 sqm per resident). The volume of new-build retail development (in relation to the existing stock) over the last few years in the urban agglomeration Genève (CH) has been above par for Switzerland.

Conclusion

According to Wüest Partner AG's location and market rating, Plan-les-Ouates ranks as a municipality with an excellent location quality for office premises (4.7 points) and a very good location quality for retail premises (4.5 points on a scale from 1 [municipality with an extremely poor location quality] to 5 [municipality with an excellent location quality]).

Micro location

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 5 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

The building park is located in the industrial zone Plan-les-Ouates (subsequently referred to as ZIPLO), which extends over 64 hectares. This area mainly accommodates businesses in the watch sector (Rolex, Vacheron- Constantin, Piaget, Patek Philippe, Harry Winston, Frédérique Constant, etc.), although divers companies in the nutritional, bio-technical (CTN – Centre des Technologies Nouvelles), and mechanical fields as well as luxury car dealerships (Ferrari, Lamborghini) are also located here.

In 2012 Polo Ralph Lauren will base its’ European headquarters in the building being constructed on the neighboring lot at the intersection of the route de la Galaise and the chemin des Aulx (total surface ca. 8’500 m2).

This area is booming with various development projects such as a new building for biotechnologies next to the new Blue Box building on the chemin de Pré-Fleuri, as well a project similar to the CTN, the CIT on the route de la Galaise.

Most of the buildings in this area were constructed about 20 years ago and are of an industrial design. The urban design isn’t conjoint and comprises several stories. The architecture chosen by the watch companies is often bolder and bestows a more modern feel to this industrial zone.

The area is quite well accessible by public transport during working hours: the bus routes 23 and 42 have stops in the ZIPLO and the lines 4 and D run along the route de Saint Julien. The access by private means of transportation is very easy with the highway exit Perly from the Geneva bypass as well as the route de Saint Julien, which connects Geneva with France. However, parking spaces are very limited in the area.

The restaurant and shopping possibilities are very sparse in the proximity; the options are greater at 10 min. distance by car. Nonetheless, nuisances are minor and the slight topographical slope of the area offer a panorama of the Rhone plain and the Jura.

In the near future, this Geneva area’s appeal will grow even more with the rezoning for the future development project ‘Quartier des Cherpines-Charrotons’ located on the other side of the route de Base. This rezoning should be carried out this fall and will comprise an area of 58 hectares with a mixed utilization of 62% residential, 23% industrial, and 15% business.

Building/Surrounding area

A ground lease comprising a “droit distinct et permanent DDP” has been established and registered under sheet N° 11095 for the plot N° 11138 in the Plan-les-Ouates community with 22'001 sqm. The plot N° 11138 belongs to the State of Geneva.

This valuation concerns the ground lease N° 11095, owned by Eldista Sarl.The plot is situated in an industrial and commercial development area (ZDIA) which was created by the law dating 27.11.1970 regarding the rezoning of an industrial area (ZIPLO) in the Plan-les-Ouates community. The Master Plan N° 26650 for this industrial zone came into effect 28.11.1979.

The ZIPLO directive reserves this area solely for industrial, commercial or coequal use. Office use is only permitted in the case of necessity and in direct connection with production and industrial businesses. However an enactment, passed the 3.8.2010, indicates that the exclusive industrial occupancy is generally speaking. In this regard, a bill or modification of the general law, concerning the industrial development zones will be presented at the Great Council (Grand Conseil).

Several easements in favor of Services Industriels de Genève are mentioned. None of these easements in the land register are relevant to the property’s value. The land register of the plot N° 11138 also contains two notations referring to the restricted use within the ZIPLO directive, as well as the restriction for foreign investors (LFAIE) that does not concern this type of property since modification of Lex Friedrich in Lex Koller in 1997. The first notation refers to the legal first right of refusal in favor of the State of Geneva and the Plan-les-Ouates community, which is typical for plots situated in the development zone in the canton of Geneva.

According to the Register of Contaminated Sites (KbS) on the website www.sitg.ch, the plot N° 11138 has not been register as a contaminated site. This does not represent a proof that the plot is free from such a contamination, but confirms that an urgent suspicion of a contamination doesn’t exist.This valuation doesn’t include the eventual costs of a possible depollution and cleanup in the presence of hazardous materials such as asbestos, PCB, etc.

6 buildings are constructed above ground on the plot:

-office building (N° 3385) chemin des Aulx 8 with a floor area of 2’276 sqm (G + 3)

-restaurant with incorporated hotel (N° 3383) chemin des Aulx 10 with a floor area of 544 sqm (G +2)

-office building (N° 3381) chemin des Aulx 12 with a floor area of 2’279 sqm (G + 3)

-workshop type building (N° 3382) chemin des Aulx 14 with a floor area of 2’278 sqm (G + 3)

-factory building (N° 3384) chemin des Aulx 16 with a floor area of 523 sqm (G + 2)

-office building (N° 3386) chemin des Aulx 18 with a floor area of 2’276 sqm (G + 3)

The underground garage (N° 3388) with a floor area of 12’261 sqm has 674 parking spaces for cars as well as 28 parking spaces for motorcycles on 2 levels with a ‘Rue Centrale’ in the middle of the property. There are another 111 outdoor parking spaces for cars and 25 parking spaces for motorcycles.

Building fabric/Condition

The 6 buildings and the underground parking were built between 1986 and 1991. They can be divided into two types:

Four of the buildings are of an office/laboratory type with :

-2 levels under ground, 3 floors above ground, 1 top floor

-flat roof with terraces

-open space plan with a skeleton structure with prefabricated concrete foundation slabs

-non-load bearing metal facades

-metal, isolated, double pane windows with cloth awnings inside

-fore-structure with cloth awnings outside

-Knauf drywall or concrete brick dividing walls

-Radiator heating

-Tenant build outThese buildings are organized around a central staircase running through the building with 2 elevators (as well as a freight elevator by the two older buildings of this type). A delivery entrance also feeds into this area. The ancillary spaces are located on both sides of the staircase. Two further staircases with an elevator each are situated in the middle or end of the building and are accessible from the underground parking.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 6 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Two smaller buildings (hotel, restaurant, fitness use) with :

-1 level under ground, 3 floors above ground

-load bearing facades with apparent concrete

-metal, isolated, double pane windows with cloth awnings inside

-flat roof

-Radiator heating

-Tenant build out

These buildings have an adjacent staircase with elevator. The ancillary spaces are clustered around the staircase area. The chemin des Aulx 10 with the restaurant has an additionnal staircase with a freight elevator mirroring the first staircase.

The complex was conceptually designed as a factory/laboratory site. The interior standard reflects this concept with a raw feel in it’s finishing. The buildings are well maintained, yet without any major capital expenditures since completion, several investments will need to be made in the years to come.

The underground parking garage will need to be refreshed shortly.

Technical installations are as following:

-smoke and exhaust emission detectors in the parking garage (there is no sprinkler system in the buildings)

-air conditioning / ventilation with monoblocs in the chemin des Aulx 8, 12, 14 (these were all installed by the old or current tenants; some are no longer in use)

-air conditioning in the restaurant area and CTN 14

-gas heating (1991) 2x 520 kW as well as a CHP (combined heat & power; 1995 with a new motor in 2009). The gas heating is still maintained and was used during the CHP revision in 2009.

Usage

The building is mainly used for office/laboratories as following:

- 30’338 sqm office area

- 131 sqm as an apartment

- 3’129 sqm storage area

- 547 sqm restaurant area

- 430 sqm hotel area

- 674 indoor car parking spaces

- 111 outdoor car parking spaces

- 53 motorcycle parking spaces (indoor and outdoor)

Rental income

In general the rental contracts are of a 5 years duration with further contract extensions with periods of 5 years at a time, given a 6 or 12 months notice. These contracts have an indexation of 100% CPI; as an indexation of the rental contracts is only possible if the contract is of a min. 5 years duration. That means, all contracts with a renewal on a year-to-year basis may not be indexed. This valuation relies on the rent roll for this information. They have been randomly checked with the lease agreements.

The buildings currently have 6 major tenants that represent 76.1% of total rental revenue of the property :

-LEM SA, rental contract of 15 years, expires on 31.3.2020 (30% of the property revenue)

-ADDEX, rental contract, expires on 31.12.2012, 31.3.2013, and 31.12.2016 (17.9% of the property revenue)

-NOVIMMUNE SA, rental contract, expires on 31.12.2012, 30.4.2015, and 31.12.2018 (11.3% of the property revenue)

-ANTEIS SA, rental contract, expires on 31.12.2015, 31.5.2016, and 31.5.2017 (7% of the property revenue)

-AGILENT, rental contract, expires on 31.12.2016 (5% of the property revenue)

-FONGIT, rental contract, expires on 31.1.2017, 30.4.2017, 31.10.2016, 30.4.2013, and 31.5.2015 (4.9% of the property revenue)

The current average rent for offices is CHF 289.-/sqm, ranging between CHF 125.-/sqm and CHF 340.-/sqm. The market potential (market rent) for these areas is estimated at CHF 270.-/sqm.

The current average rent for storage is CHF 118.-/sqm, ranging between CHF 0.-/sqm and CHF 245.-/sqm. The market potential (market rent) for these areas is estimated at CHF 120.-/sqm.

The current average rent for the restaurant and the hotel is respectively CHF 222.-/sqm and CHF 152.-/sqm corresponding to the market potential (market rent).

The current rent for the caretaker’s apartment (part of the area let by LEM SA) is CHF 311.-/sqm. The market potential (market rent) for these areas is estimated at CHF 270.-/sqm.

The current rent for the indoor and outdoor parking spaces is respectively at CHF 150.-/month and CHF 135.-/month. The market potential (market rent) is estimated at CHF 160.-/month and CHF 130.-/month.

In summary, the market rental revenue for the property is estimated at CHF 10’248’195.-, which corresponds to ca. -4% of the current rental revenue at CHF CHF 10'682'003.-. The current vacancy is at 1.1% representing CHF 120’630.-. This corresponds to a office area of ca. 285 sqm, ca. 427 sqm of storage area, 26 indoor parking spaces, 30 outdoor parking spaces, and 4 parking spaces for motorcycles.

This valuation takes into consideration that the re-letting periods have been set to 24 months for inital vacancy. The structural vacancy rate is set at 4.5% overall, with 3% for the restaurant and hotel areas, 4% for the office areas, 10% for the storage areas, 5% for the indoor parking, 10% for the outdoor parking spaces and 15% for the motorcycle parking spaces.

Running and maintenance costs

According to the operating cost accounts for the past 4 periods, the property revenue was between CHF 8'560'600.- and CHF 10'232'000.-, which corresponds to a increase of +19.5%. Nevertheless, significant losses were recorded in 2010 due to tenant’s disagreement to the service cost statements. Thus, the actual collected revenue was only in average CHF 9'334'500.- for the last 4 years.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 7 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Regarding past service costs statements, agreements and settlements were reached and signed with the tenants, granting rent-free period as compensation. Subject to the ground leaseholder’s information, this situation shouldn’t be of consequence in the accounts starting the 1.1.2012 as service costs are estimated now at 35.-/sqm for all 6 buildings, with CHF 56.15/sqm for the CTN 14. Therefore, the ground leaseholder only assumes a part of the operating costs:

- the insurance premium

- the administration and management cost, estimated at 4% of the building’s revenue

- property taxes: 2.0‰ of the tax value, capitalized with the rent revenues after deduction of the ground lease rent at 6.13% (average of the last 5 years of the allowed rate in 2011 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2")

- other expenses estimated at 1.5% of the building’s revenue

According to Wüest Partner’s benchmarks, the operating costs are estimated at CHF 1’040’000.- corresponding to 10% of the market rental revenue.

The annuity for the upkeep costs is estimated at ca. CHF 300’000.-, which represents CHF 8.70/sqm.

Refurbishment

The following repair costs are taken into account in the valuations for the years 1 -10. They are based on the CAPEX due diligence done by Knight Frank and verified by MIBAG, respectively A+W for the mechanical equipment. Not all repair suggestions could be verified during the survey. Furthermore the transformation of the fitness/sport area into office space in 2012 and the renovation of the stair case areas/toilets in 2021 were added by Wüest Partner.

2012: Total costs CHF 1'423’000

exterior repair costs CHF 305’000 (cleaning of photovoltaic panels, replacement flat roof CTN 10, replacement solar protection (fabric awnings), repair ladder safety)interior repair costs CHF 240’000 (security and emergency concepts for escape routes, electrical supply, fire protection & detection)

technical installations costs CHF 350’000 (replacement water cooling system (R22), replacement of air conditioning systems with R407C, replacement air handling system)

parking space repair costs CHF 128’000 (repair concrete surfaces in garage and outside, pavement walkway hotel)

transformation fitness area into office space costs CHF 400’000 (suggestion Wüest Partner)

> The facades should be cleaned in the very near future. The costs for the facade cleaning should be divided over 5 years and are to be made part of the service charge. As the facades should be cleaned on a regular basis, the charges would be carried by the tenant.

2013: Total costs CHF 232’000exterior repair costs CHF 158’000 (replacement solar protection (fabric awnings), replacement failed window units, replacement refrigeration system with R22 for cold rooms)parking space repair costs CHF 33’000 (repair concrete surfaces)

2014: Total costs CHF 396'000technical installations costs CHF 338’000 (emergency lighting system, elevators, repair heat coils rooftop air handling plant, replacement of air conditioning systems with R407C, R22)parking space repair costs CHF 58’000 (repair concrete surfaces in garage and outside, pavement) > Starting in 2014 the elevators should be changed and adapted to the new norms. This will be done over several years.

2015: Total costs CHF 167'000exterior repair costs CHF 108’000 (painting div. metal work, replacement failed window units, mastic seal replacement, technical installations costs CHF 25’000 (elevatorsparking space maintenance costs CHF 33’000 (repair concrete surfaces)

2016: Total costs CHF 556'000exterior repair costs CHF 296’000 (replacement solar protection (fabric awnings), painting div. metal work, mastic seal replacement,technical installations costs CHF 202’000 (elevators, replacement air handling system, parking space repair costs CHF 58’000 (repair concrete surfaces in garage and outside, pavement)

2021: Total costs CHF 3’206’000exterior repair costs CHF 458’000 (painting div. metal work, replacement failed window units, mastic seal replacement)interior repair costs CHF 90’000 (replacement domestic water services)technical installations costs CHF 1’385’000 (elevators, replacement main heating distribution, replacement air handling units, replacement water cooling systems)parking space repair costs CHF 83’000 (repair concrete surfaces in the parking garage)renovation staircases incl. painting, floors as well as toilets costs Total CHF 1’190’000 (suggestion Wüest Partner)

Yield-Risk-Profile

+ The building benefits from a favourable micro-location for offices/laboratories uses with excellent transport facilities in for a non-central business location.

+ The property offers many outdoor and indoor parking spaces and other facilities (restaurant, hotel)

+ The property is home to 6 major tenants representing 76.1% of the total revenue, with a mid-term, long-term contract

+/- The property is in a good overall state of repair and yet without any major capital expenditures since completion, several investments will need to be made in the years to come.

- Office use restiction for industrial, commercial or coequal use

- In the coming years, the property will face higher competition as similar projects aiming the same end-users are about to be launched in ZIPLO area and with the future development project ‘Quartier des Cherpines- Charrotons’ located on the other side of the route de Base.

Consequently, a market- and risk-adjusted discount rate of 5% has been applied to the valuation.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 8 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Special risks

This valuation doesn’t take into consideration an increase of the ground lease rent that the State of Geneva could implicate as more than 1/2 of the buildings are rented to third parties. The ground lease rent increase could represent ca. CHF 40'000 (the difference between CHF 410'000 and CHF 370'000) ; as foreseen in the agreement of the ground lease.

Dated the 13.3.2008, the ground leaseholder signed a contract with SIG (Services Industriel de Genève) with the following objectives:

-takeover and replacement of the heating installations

-financing of the replacement work

-use and maintenance of the installations

-supply of the complete heating needed for the CTN

The ground leaseholder charges the tenants the entire costs related to this contract with SIG, including all costs in relation to the replacement of the installations and their financing.

This valuation doesn’t take into consideration an eventual complaint from tenants for the unduly collected sums concerning the heating costs statements nor for the part that should be assumed in the future by the owner for the replacement costs of the installations.

Ground lease

Property owner: State of Geneva

Ground lease holder (lessee) : Eldista GmbH – ground lease N° 11095 in Plan-les-Ouates

The State of Geneva granted a servitude to the société Liaisons Electroniques-Mécaniques LEM SA on 22.7.1986 and 6.8.1986. The Eldista GmbH currently owns the easement in form of a ground lease N° 11095 in the Plan-les-Ouates community according to the ground lease transfer dating from 15.3.2005 and 24.3.2005 between CTN, Centre de Technologies Nouvelles SA, Eldista GmbH and the State of Geneva.

The purpose is as followed: The ground leaseholder’s company is allowed to use the granted land for a building park reserved for industrial or commercial businesses, which have been agreed upon beforehand by the Fondation pour les terrains industriels de Genève (FTI), who acts on behalf of the State of Geneva.

The ground lease has been established for a period of 90 years from 1.7.1986 until 1.7.2076. The ground lease is renewable for further periods of max. 30 years each given a 5 year notice. It is assumed in this valuation that the ground lease will be renewed ad eternum.

At the start of the contract, the annual rent for the ground lease was set at CHF 8.-/sqm. It’s stipulated that a 100% increase could be achieved on this amount, given that the ground lease holder rents a net area greater than 50% to a third party.

On the 15.3.2005 and 24.3.2005, the ground lease contract was modified, and because the whole building is let to third parties, the annual rent of the ground lease was raised by 80% over a period of 8 years from CHF 202'381.80 to CHF 369'566.40.

As of 1.7.2011 and until 30.6.2012: CHF 16.80/sqma or CHF 369'566.40

At this time, the ground lease rent would be indexed in accordance with the ground lease clauses and terms until the end of the 5 years period, ca. 30.06.2016.

It was agreed upon between parties that this rent increase is made at a rate of only 80% over this period of 8 years. Nevertheless, the State of Geneva would have the right to increase the ground lease rent to 100% after the 9th year, depending on the economic situation of the ground lease company. In this case, the situation would be examined a year before echelon period is up.

The compensation for damages at the expiration of the contract is regulated as follows:

In the case, that the ground leaseholder refuses to renew the ground lease, he must bear the expenses without compensation for the removal of the construction and installations on the land. The State of Geneva has the right to acquire the buildings at their construction/real value after deduction of outdatedness.

In the case that the property owner refuses to renew the ground lease, he must compensate a maximum equal to the construction/real value of the buildings after deduction of outdatedness.

The State of Geneva has a legal right of first refusal. However the ground leaser holder’s legal right of first refusal is repealed by the notation in the land register of plot N° 11138 as well as in the ground lease sheet N° 11095. The legal mortgage, equals to three times the annual rent of the ground lease, is revised at the same time and to the same conditions as the ground lease rent. The legal mortgage was set to CHF 857’922.- at the time of the ground lease contract last modification and corresponds to three times the ground lease rent adopted in 2007/2008. Keeping in account that the current ground lease rent is being raised to CHF 369’566.40, an adaptation of the legal mortgage to CHF 1’108’699.- could be proposed by the State of Geneva.

In addition, a ground lease contract clause requires the complete redemption of debt guaranteed by real estate securities at least three years before the expiration of the ground lease.

Previous updates

Update as at 31.12.19

Preamble: the space previously occupied by CryoSave, under police investigation, has been released by end of November (based on our information). Therefore, we do not take into account any extraordinary vacancy in that respect.

The current rental income as at 31.12.19 is CHF 10,805,937.-, which represents a decrease of -0.2% compared to the last valuation. It can be explained by some tenant leavings (Answer Solutions SA, Cryo Save AG, Fokeladeh Samir, Geneuro and Union Horlogère SA), a decrease of some tenant rents (NovImmune SA and So Be Cosmetics SA) uncompensated by new lease contracts (Cramatte Cedric and Illine Daria) and the increase of some tenant rents (DFI services SA, Emaco SA, GFI International SA, Lemsys SA and Prexton Therapeutics). The vacancy rate has increased from 2.5% to 6.2% of the current rental income which represents CHF 669,413.-.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 9 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

The market rent has increased by +0.1% and is explained by the slight increase of the lettable area (34,694 sqm to 34,785 sqm).

Running costs have been updated, in particular for property taxes. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.03% (average of the last 5 years of the allowed rate in 2019 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2").

Repair costs annuity has increased compared to the last valuation due to the aging of the building uncompensated by the capex paid in 2019.

For the first year, the forecasted capex has been adjusted from CHF 1,470,000.- to CHF 1,426,000.-. The land rent remains unchanged at CHF 277,125.-.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.19 of this property is estimated at CHF 140,360,000.-, which represents a decrease of -2.2% compared to the last valuation.

Update as at 31.12.18

The current rental income as at 31.12.18 is CHF 10,827,773.-, which represents an increase of +0.2% compared to the last valuation. It can be explained by new lease contracts signed for Ansura Associates SA and Finastra Switzerland GmbH (Fusion ex. D+H) and the increase of premises for ObsEVA, Factor Lead, Plair SA and SGS M-Scan SA uncompensated by the leaving of BinC Industries SA, Cyrus.ch and Omac, the release of premises from Answer Solutions and Union Horlogères and the decrease of the rent of Epic Restaurant. The vacancy rate has decreased from 2.8% to 2.5% of the current rental income which represents CHF 275,231.-.

The market rent has decreased by -0.7% due to the decrease of the market rent of office premises from CHF 280.-/sqm per year to CHF 270.-/sqm per year.

Running costs have been updated, in particular for property taxes. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.18% (average of the last 5 years of the allowed rate in 2018 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2").

Repair costs annuity has increased compared to the last valuation due to the aging of the building uncompensated by the capex paid in 2018.

For 1st year, the forecasted capex has increased from CHF 547,000.- to CHF 1,470,000.-.

The land rent has been updated from CHF 370,000.- to CHF 277,125.- due to adjustment in the index.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.18 of this property is estimated at CHF 143,470,000.-, which represents an increase of +0.3% compared to the last valuation.

Update as at 31.12.17

The current rental income as at 31.12.17 is CHF 10,805,023.-, which represents a decrease of -0.5% compared to the last valuation. It can be explained by the leaving of Keysight Technologies and the release of premises from Fondation Eclosion uncompensated by new lease contracts signed for Acqiris SA and HED Technologies and the increase of premises for ObsEVA and Selexis.

The vacancy rate has decreased from 6.1% to 2.8% of the current rental income which represents CHF 304,290.-.

The market potential has decreased by -1.5% from CHF 10,293,355.- to CHF 10,155,890.- due to the forecast of intense activity of construction and oversupply especially in Plan-les-Ouates (L'Atelier under construction, Tourbillon, Galaise G32, planning stage).

Running costs have been updated, in particular for property taxes. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.23% (average of the last 5 years of the allowed rate in 2016 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2").

Repair costs annuity has increased compared to the last valuation due to the aging of the building uncompensated by the capex paid in 2017.

For 1st year, the forecasted capex has decreased from CHF 1,070,000.- to CHF 547,000.-.

The amount paid for the land rent was CHF 323,416.- over the last 3 years which is lower than what is mentioned in the ground lease agreement. Nevertheless, we kept the amount for the land rent at CHF 370,000.- as mentioned in the agreement. The State of Geneva would have the right to increase the ground lease rent.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.17 of this property is estimated at CHF 143,000,000.-, which represents a decrease of -0.9% compared to the last valuation.

Update as at 31.12.16

The current rental income as at 31.12.16 is CHF 10,853,877.-, which represents an increase of +0.2% compared to the last valuation. It can be explained by the new lease contract signed for Factor Lead SA uncompensated by the leaving of ILS and the release of premises from ADDEX and Technoplan.

The inflation rate has decreased from 1% to 0.5% to take account of current economic perpective.

The vacancy rate has increased from 3% to 6.1% of the current rental income which represents CHF 333,131.-. The long term vacancy rate for office premises has increased from 5% to 6.5% to take account of current vacancies premises of the surroundings.

The market potential has increased by +1.4% from CHF 10,149,405.- to CHF 10,293,355.- due to the adjustment of office premises (+581 sqm) uncompensated by the adjustment of storage premises (-157 sqm). Potential rental income for office premises has been adapted to CHF 285.-/sqm per year for office premises located at chemin des Aulx 14 (air conditioning) and CHF 265.-/sqm per year for other office premises. Running costs have been updated, in particular for property taxes and insurance premium. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.43% (average of the last 5 years of the allowed rate in 2015 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2").

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 10 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Repair costs annuity has increased of +5.1% compared to the last valuation due to the increased of the capex uncompensated by the capex paid in 2016.

For year 2017, the forecasted capex has increased from CHF 400,000.- to CHF 1,070,000.-. A provision of CHF 800,000.- has been added for a new heating installation in year 2019 due to the end of the contract with SIG.

The discount rate remains unchanged at 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.16 of this property is estimated at CHF 144,260,000.-, which represents a decrease of -0.9% compared to the last valuation.

Update as at 31.12.15

The current rental income as at 31.12.15 is CHF 10,835,475.-, which represents an decrease of -0.1% compared to the last valuation. It can be explained by several new rentals (ANTEIS SA, Sitex SA, Cello, R&D Services SA, Ilem SA, etc.) uncompensated by the leaving of AGILENT.

The vacancy rate has decreased from 5.3% to 3% of the current rental income which represents CHF 327,484.-.

The market potential has increased by +0.2% from CHF 10,132,485.- to CHF 10,149,405.- due to the adjustment of storage surfaces (-22 sqm) compensated by the addition of 9 indoor park places.

Running costs have been updated, in particular for property taxes and insurance premium. The tax value has been estimated by capitalizing the rent revenue after deduction of the ground lease rent at 5.642% (average of the last 5 years of the allowed rate in 2014 by the "AFC - Administration Fiscale Cantonale" for commercial real estate located in other construction zoning than "zone de construction 1 & 2").

Repair costs annuity has increased of +1.8% compared to the last valuation due to capex re-scheduling according to information received and capex year 1 has decreased from CHF 1,620,000.- to CHF 1,205,000.-. according to the renovation paid in 2015 for a total of CHF 1'110'000.- with the following breakdown :shutter : CHF 97'000.-, parking repair pahase 1 : CHF 273'000.-, fire safety works (doors) : CHF 270'000.-, fire safety works building : CHF 410'000.- and others such as face lifting to the building and renovation work : CHF 60'000.-.

The discount rate has been changed from 5.0% to 4.9% in order to reflect the yields/returns demanded by the market for such properties.

Consequently, the market value as at 31.12.15 of this property has been estimated at CHF 145,600,000.-, which represents an increase of +0.4% compared to the last valuation.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 11 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Property data (plots, buildings)

Property unit

Property ID
PU Id	74902
PU reference number (PURN)
PU name	Plan-les-Ouates, Chemin des Aulx 8-18
Owner
Ownership	Leasehold
Type	Commercial property
Address	Chemin des Aulx 8-18 1228 Plan-les-Ouates
Country	Switzerland
Coord. [Long./Lat. CH1903]	496994/113830

Land plots
	Buildings	sqm
Plan-les-Ouates, Chemin des Aulx 8-18	1	22,001
Total	1	22,001

Buildings
	Land plots	BF sqm
CTN	1
Total	1

Details for land plot Plan-les-Ouates, Chemin des Aulx 8-18

Reference number
Name	Plan-les-Ouates, Chemin des Aulx 8-18
Ownership	Leasehold
Comments
Owner	Eldista GmbH
EGRID
Parcel area [sqm]	22,001
Coord. [Long./Lat. CH1903]	496994/113830

Land registry
Local court	Plan-les-Ouates
Municipality of land registry	6633
Name of the corridor
Land registry sheet number
Serial registration number
Plan number
Cadastral no.	11138
Land registry entry	several
Land registry extract date

Planning law
Planning zone	ZDIA - industrial and commercial area
Design plan	ZIPLO Master Plan
Utilisation potential
Contaminated sites	Not listed
Listed building	No

Leasehold
Leasehold role	Ground lessee
Counter party	State of Geneva
Duration	01.07.1986 until 01.07.2076

Details for building CTN

Reference number
Name	CTN
EGID
Building category	1220 Office buildings
Address	Chemin des Aulx 8-181228 Plan-les-Ouates
Country	Switzerland
Coord. [Long./Lat. CH1903]	496994/113830
Volume (V)
Gross floor area (GFA)
Usable area
Building footprint (BF)
Energy certificate

Building construction activities
Construction year	Comments
1991	last building completed

Associated land plot
Land plot	Share of building area
Plan-les-Ouates, Chemin des Aulx 8-18	100.0%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 12 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Reference value

Total [CHF]
Type	Date	Value Comments
Building insurance value	08.03.2007	137,988,063

Details [CHF]
Transaction price/construction costs	Reconstruction/renovation costs	Parking	Hobby room	Other

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 13 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Use-type overview

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Office
Target income	62	30,634	8,757,685	80.3%	0	491	286	7,964,840	79.5%	260	260	260	-9%
Vacancy	8	2,157	4.9%		0	491	197	6.5%					34%
Actual rental income	54	28,477	8,331,808		212	325	293	7,447,125					-11%

Indoor parking
Target income	709	0	1,384,165	12.7%				1,337,760	13.3%				-3%
Vacancy	30	0	5.3%					5.1%					-5%
Actual rental income	679	0	1,310,485					1,270,152					-3%

Warehousing
Target income	54	3,230	401,653	3.7%	0	300	124	387,600	3.9%	120	120	120	-3%
Vacancy	5	626	24.2%		104	180	155	10.0%					-59%
Actual rental income	49	2,604	304,447		0	300	117	348,840					15%

Outdoor parking
Target income	126	0	202,188	1.9%				157,560	1.6%				-22%
Vacancy	33	0	10.1%					9.9%					-2%
Actual rental income	93	0	181,788					141,960					-22%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 14 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Gastronomy
Target income	2	547	91,346	0.8%	167	167	167	109,400	1.1%	200	200	200	20%
Vacancy			0.0%					6.0%					100%
Actual rental income	2	547	91,346		167	167	167	102,836					13%

Hotel
Target income	3	430	71,172	0.7%	165	166	166	66,650	0.7%	155	155	155	-6%
Vacancy			0.0%					6.0%					100%
Actual rental income	3	430	71,172		165	166	166	62,651					-12%

Total
Target income	956	34,841	10,908,209	100.0%	0	491	313	10,023,810	100.0%	120	260	288	-8%	Legend:
Vacancy	76	2,783	617,163	5.7%	0	491	222	650,246	6.5%				5%	Red marking = Min, Ø, Max Market rent
Actual rental income	880	32,058	10,291,046	94.3%	0	325	321	9,373,564	93.5%				-9%	Green marking = Min, Ø, Max Current rent
														Blue = Quantiles municipality/city quarter

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 15 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Area list

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	Acqiris SA	1	O	1		1,478	425,664	35,472	288	384,280	32,023		260	35%	6.5%	0.00	-10%	01.09.17	31.12.21			100%
	Acqiris SA	-1	IP	1		0	1,500	125		1,920	160				5.0%	0.00	+28%	01.09.17	31.12.21			100%
	Acqiris SA		IP	33		0	49,500	125		63,360	160				5.0%	0.00	+28%	01.09.17	31.12.21			100%
	Addex Pharma SA	-1	W	1		66	9,240	770	140	7,920	660		120		10.0%	5.00	-14%	01.12.15				100%
	Addex Pharma SA	-2	W	1		32	4,480	373	140	3,840	320		120		10.0%	5.00	-14%	01.12.15				100%
	Amico Lab SA	0	O	1		155	45,198	3,767	292	40,300	3,358		260	35%	6.5%	0.00	-11%	01.03.08	31.12.25			100%
	Amico Lab SA		OP	3		0	5,436	151		4,680	130				10.0%	0.00	-14%	01.12.19	31.12.25			100%
	Amico Lab SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.04.13	31.12.25			100%
	Amico Lab SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.10.18	31.12.25			100%
	Amico Lab SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.10.18	31.12.25			100%
	Amico Lab SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.12.19	31.12.25			100%
	Amico Lab SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.12.18	31.12.25			100%
	Anteis SA	3	O	1		564	177,144	14,762	314	146,640	12,220		260	35%	6.5%	0.00	-17%	01.10.07	31.12.25			100%
	Anteis SA	0	O	1		620	171,312	14,276	276	161,200	13,433		260	35%	6.5%	0.00	-6%	01.09.08	31.12.25			100%
	Anteis SA	-2	IP	2		0	3,624	151		3,840	160				5.0%	0.00	+6%	01.01.18	31.12.25			100%
	Anteis SA	-2	IP	1		0	1,812	151		1,920	160				5.0%	0.00	+6%	01.01.18	31.12.25			100%
	Anteis SA	-2	IP	10		0	18,108	151		19,200	160				5.0%	0.00	+6%	01.10.05	31.12.25			100%
	Anteis SA	-1	IP	1		0	1,740	145		1,920	160				5.0%	0.00	+10%	16.05.07	31.12.25			100%
	Anteis SA	-1	IP	10		0	17,460	146		19,200	160				5.0%	0.00	+10%	16.05.07	31.12.25			100%
	Anteis SA	-2	W	1		81	12,048	1,004	149	9,720	810		120		10.0%	0.00	-19%	16.05.07	31.12.25			100%
	Anteis SA	1	O	1		498	129,480	10,790	260	129,480	10,790		260	35%	6.5%	0.00	+0%	01.12.15	28.02.21			100%
	Anteis SA	-2	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.12.15	28.02.21			100%
	Anura Associates SA	0	O	1		81	23,490	1,958	290	21,060	1,755		260	35%	6.5%	0.00	-10%	15.11.17	30.09.22			100%
	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	15.10.17	30.09.22			100%
	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	15.10.17	30.09.22			100%
	Anura Associates SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	15.10.17				100%
	Epithelix S.a.r.l.	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.07.20	30.04.22			100%
	Cramatte Cédric	-2	W	1		62	3,600	300	58	7,440	620		120		10.0%	5.00	+107%	01.02.19				100%
	DFI Services SA	2	O	1		616	184,800	15,400	300	160,160	13,347		260	35%	6.5%	0.00	-13%	01.02.17	31.01.27			100%
	DFI Services SA	-1	IP	3		0	1,080	30		720	20				15.0%	0.00	-33%	01.02.17	31.01.27			100%
	DFI Services SA		IP	21		0	50,400	200		40,320	160				5.0%	0.00	-20%	01.02.17	31.01.27			100%
	DFI Services SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.02.17	31.01.27			100%
	DFI Services SA	-1	IP	3		0	1,080	30		1,080	30				15.0%	0.00	+0%	01.01.17	31.01.27			100%
	DFI Services SA	-1	IP	2		0	720	30		720	30				15.0%	0.00	+0%	01.10.17	31.01.27			100%
	DFI Services SA		OP	2		0	5,280	220		3,120	130				10.0%	5.00	-41%	01.04.19				100%
	DFI Services SA	-2	W	1		36	5,550	463	154	4,320	360		120		10.0%	5.00	-22%	01.05.19				100%
	Epithelix S.a.r.l.	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.07.20	30.04.22			100%
	Swedish Orphan Biovitrum AG	0	O	1		524	144,504	12,042	276	136,240	11,353		260	35%	6.5%	0.00	-6%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	0	O	1		622	201,900	16,825	325	161,720	13,477		260	35%	6.5%	0.00	-20%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	2	O	1		930	288,300	24,025	310	241,800	20,150		260	35%	6.5%	0.00	-16%	10.07.19	31.12.23			100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 16 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	Swedish Orphan Biovitrum AG	-1	W	1		33	5,445	454	165	3,960	330		120		10.0%	0.00	-27%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	W	1		34	5,244	437	154	4,080	340		120		10.0%	0.00	-22%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-2	W	1		35	5,400	450	154	4,200	350		120		10.0%	0.00	-22%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	W	1		38	5,548	462	146	4,560	380		120		10.0%	0.00	-18%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	W	1		114	18,810	1,568	165	13,680	1,140		120		10.0%	0.00	-27%	01.08.20	31.03.24			100%
	Swedish Orphan Biovitrum AG	-2	IP	3		0	6,996	194		5,760	160				5.0%	0.00	-18%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG		IP	18		0	43,200	200		34,560	160				5.0%	0.00	-20%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG		IP	9		0	19,704	182		17,280	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	IP	1		0	2,184	182		1,920	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	IP	12		0	26,064	181		23,040	160				5.0%	0.00	-12%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	IP	1		0	1,464	122		1,920	160				5.0%	0.00	+31%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	-1	IP	1		0	1,464	122		1,920	160				5.0%	0.00	+31%	10.07.19	31.12.23			100%
	Swedish Orphan Biovitrum AG		IP	35		0	51,240	122		67,200	160				5.0%	0.00	+31%	10.07.19	31.12.23			100%
	Epic Restaurant AG	1	G	1		80	13,360	1,113	167	16,000	1,333		200		6.0%	0.00	+20%	01.11.07	31.10.22			100%
	Epic Restaurant AG	0	G	1		467	77,987	6,499	167	93,400	7,783		200		6.0%	0.00	+20%	01.11.07	31.10.22			100%
	Epic Restaurant AG	-1	W	1		256	16,654	1,388	65	30,720	2,560		120		10.0%	0.00	+84%	01.11.07	31.10.22			100%
	Epic Restaurant AG		OP	1		0	1,800	150		1,560	130				10.0%	0.00	-13%	16.01.08	30.09.21			100%
	Epic Restaurant AG		OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.10.13	30.09.21			100%
	Epithelix S.a.r.l.	3	O	1		406	119,400	9,950	294	105,560	8,797		260	35%	6.5%	0.00	-12%	01.05.17	28.02.22			100%
	Epithelix S.a.r.l.	-1	IP	7		0	16,008	191		13,440	160				5.0%	0.00	-16%	01.05.13	28.02.22			100%
	Epithelix S.a.r.l.		OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.09.17	28.02.22			100%
	Factor Lead SA		O	1		128	38,400	3,200	300	33,280	2,773		260	35%	6.5%	0.00	-13%	01.07.16	30.06.21			100%
	Factor Lead SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.07.16	30.06.21			100%
	Factor Lead SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.07.16	30.06.21			100%
	Factor Lead SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.12.17				100%
	Factor Lead SA	0	O	1		48	14,400	1,200	300	12,480	1,040		260	35%	6.5%	0.00	-13%	16.06.18	30.06.23			100%
	Finastra Switzerland GmbH	1	O	1		111	30,168	2,514	272	28,860	2,405		260	35%	6.5%	0.00	-4%	01.02.18	31.03.21			100%
	Finastra Switzerland GmbH	1	O	1		128	35,472	2,956	277	33,280	2,773		260	35%	6.5%	0.00	-6%	01.02.18	31.03.21			100%
	Finastra Switzerland GmbH	-2	IP	10		0	15,120	126		19,200	160				5.0%	0.00	+27%	01.02.18	31.03.21			100%
	Fondation Eclosion	0	O	1		1,000	260,208	21,684	260	260,000	21,667		260	35%	6.5%	0.00	-0%	01.03.07	28.02.22			100%
	Fondation Eclosion	-1	W	1		67	9,581	798	143	8,040	670		120		10.0%	0.00	-16%	01.03.17	28.02.22			100%
	Fondation Eclosion	-2	IP	2		0	3,816	159		3,840	160				5.0%	0.00	+1%	01.03.07	28.02.22			100%
	Fondation Eclosion		OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.08.08	28.02.22			100%
	Fondation Eclosion	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.14				100%
	Fondation Eclosion	-1	IP	1		0	1,908	159		1,920	160				5.0%	5.00	+1%	01.09.17				100%
	Fondation Eclosion	-2	IP	2		0	3,360	140		3,840	160				5.0%	5.00	+14%	01.11.17				100%
	Fondation Eclosion	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.11.17				100%
	Fondation Eclosion	-2	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.02.19				100%
	Fongit	1	O	1		280	73,860	6,155	264	72,800	6,067		260	35%	6.5%	0.00	-1%	01.11.06	31.10.21			100%
	KBI Biopharma SA	1	O	1		142	39,760	3,313	280	36,920	3,077		260	35%	6.5%	5.00	-7%	01.10.20		30.09.2021		100%
	KBI Biopharma SA	-2	IP	1		0	2,640	220		7,680	640				5.0%	5.00	+191%	01.10.20		30.09.2021		100%
	Fongit	-2	IP	1		0	1,356	113		1,920	160				5.0%	0.00	+42%	01.04.05	31.03.21			100%
102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 17 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	Fongit		IP	5		0	7,092	118		9,600	160				5.0%	0.00	+35%	01.04.05	31.03.21			100%
	Fongit	1	O	1		582	161,592	13,466	278	151,320	12,610		260	35%	6.5%	0.00	-6%	01.02.07	31.01.22			100%
	Fongit	1	O	1		511	108,300	9,025	212	132,860	11,072		260	35%	6.5%	0.00	+23%	01.05.07	30.04.22			100%
	Fongit	-1	W	1		10	1,200	100	120	1,200	100		120		10.0%	0.00	+0%	01.05.15	30.04.22			100%
	Fongit	-1	W	1		51	6,120	510	120	6,120	510		120		10.0%	0.00	+0%	01.05.07	30.04.22			100%
	Fongit	-2	IP	2		0	3,120	130		3,840	160				5.0%	0.00	+23%	01.05.07	30.04.22			100%
	Fongit	-1	IP	10		0	14,400	120		19,200	160				5.0%	0.00	+33%	01.05.07	30.04.22			100%
	Fongit		IP	7		0	12,180	145		13,440	160				5.0%	0.00	+10%	01.02.07	31.01.22			100%
	Fongit		IP	5		0	8,700	145		9,600	160				5.0%	0.00	+10%	01.02.07	31.01.22			100%
	Fongit		IP	5		0	7,860	131		9,600	160				5.0%	0.00	+22%	01.11.00	31.10.21			100%
	Fongit		IP	3		0	4,716	131		5,760	160				5.0%	0.00	+22%	01.04.05	31.10.21			100%
	GFI International SA	1	O	1		202	62,620	5,218	310	52,520	4,377		260	35%	6.5%	0.00	-16%	01.04.11	31.03.21			100%
	GFI International SA	-2	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.04.11	31.03.21			100%
	■	-1	IP	1		0	2,640	220		1,920	160				5.0%		-27%
	Genkyotex (Suisse) SA	2	O	1		281	84,300	7,025	300	73,060	6,088		260	35%	6.5%	0.00	-13%	01.02.11	31.01.26			100%
	Genkyotex (Suisse) SA	-1	W	1		67	10,050	838	150	8,040	670		120		10.0%	0.00	-20%	01.02.11	31.01.26			100%
	Genkyotex (Suisse) SA	-2	IP	4		0	8,928	186		7,680	160				5.0%	5.00	-14%	01.09.17				100%
	Genkyotex (Suisse) SA	-1	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.02.11	31.01.26			100%
	Genkyotex (Suisse) SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.10.13				100%
	HED Technologies Sàrl	3	O	1		488	151,280	12,607	310	126,880	10,573		260	35%	6.5%	0.00	-16%	01.06.17	28.02.22			100%
	HED Technologies Sàrl	-1	IP	11		0	26,400	200		21,120	160				5.0%	0.00	-20%	01.09.17	28.02.22			100%
	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.01.18				100%
	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.02.18				100%
	HED Technologies Sàrl	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.02.18				100%
	Hermenjat Serigraphie	0	O	1		145	37,116	3,093	256	37,700	3,142		260	35%	6.5%	0.00	+2%	01.01.06	31.12.25			100%
	Hermenjat Serigraphie	-2	IP	1		0	1,488	124		1,920	160				5.0%	0.00	+29%	01.01.06	31.12.25			100%
	ILEM	3	O	1		652	156,480	13,040	240	169,520	14,127		260	35%	6.5%	0.00	+8%	01.04.15	31.03.25			100%
	ILEM	-2	IP	6		0	14,400	200		11,520	160				5.0%	0.00	-20%	01.04.15	31.03.25			100%
	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.04.15	31.03.25			100%
	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.15	31.03.25			100%
	ILEM	-2	IP	5		0	12,000	200		9,600	160				5.0%	0.00	-20%	01.09.15	31.03.25			100%
	ILEM	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.17	31.03.25			100%
	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.11.17	31.03.25			100%
	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
	ILEM	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
	ILEM	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.04.15				100%
	ILEM	-1	W	1		30	5,400	450	180	3,600	300		120		10.0%	5.00	-33%	01.01.16				100%
	Iline Daria	2	W	1		1	300	25	300	120	10		120		10.0%	5.00	-60%	01.04.19				100%
	LEM INTERNATIONAL SA		O	1		7,698	2,392,416	199,368	311	2,001,480	166,790		260	35%	6.5%	0.00	-16%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA	-2	W	1		314	33,312	2,776	106	37,680	3,140		120		10.0%	0.00	+13%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA		IP	154		0	288,288	156		295,680	160				5.0%	0.00	+3%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA	-1	W	1		90	11,280	940	125	10,800	900		120		10.0%	0.00	-4%	01.01.06	01.01.21			100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 18 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	LEM INTERNATIONAL SA	-2	W	1		224	23,676	1,973	106	26,880	2,240		120		10.0%	0.00	+14%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA	-2	IP	17		0	32,028	157		32,640	160				5.0%	0.00	+2%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA		OP	4		0	7,248	151		6,240	130				10.0%	0.00	-14%	01.09.06	31.03.22			100%
	LEM INTERNATIONAL SA		OP	25		0	31,500	105		39,000	130				10.0%	0.00	+24%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA	-2	W	1		38	3,996	333	105	4,560	380		120		10.0%	0.00	+14%	01.04.05	31.03.22			100%
	LEM INTERNATIONAL SA		IP	11		0	26,400	200		21,120	160				5.0%	0.00	-20%	01.03.12	31.03.22			100%
	LEM INTERNATIONAL SA		OP	4		0	8,412	175		6,240	130				10.0%	0.00	-26%	01.04.05	31.03.22			100%
	Lanier Cyril	-2	W	1		5	600	50	120	600	50		120		10.0%	5.00	+0%	01.01.03				100%
	■	2	O	1		574	0	0	0	149,240	12,437		260	35%	6.5%
	■	3	O	1		35	10,325	860	295	9,100	758		260	35%	6.5%		-12%
	■	2	O	1		940	235,000	19,583	250	244,400	20,367		260	35%	6.5%		+4%
	■	2	O	1		11	5,400	450	491	2,860	238		260	35%	6.5%		-47%
	■	0	O	1		209	83,100	6,925	398	54,340	4,528		260	35%	6.5%		-35%
	■	2	O	1		36	8,880	740	247	9,360	780		260	35%	6.5%		+5%
	■	2	O	1		43	6,072	506	141	11,180	932		260	35%	6.5%		+84%
	■	2	O	1		309	77,100	6,425	250	80,340	6,695		260	35%	6.5%		+4%
	Omnitec SA	0	O	1		208	56,160	4,680	270	54,080	4,507		260	35%	6.5%	0.00	-4%	01.10.20	30.09.25			100%
	■	-1	W	1		15	2,700	225	180	1,800	150		120		10.0%		-33%
	■	-2	W	1		30	5,400	450	180	3,600	300		120		10.0%		-33%
	PhytoXtract SA	-1	W	1		25	1,800	150	72	3,000	250		120		10.0%	0.00	+67%	01.07.20	30.06.21			100%
	■	-1	W	1		75	12,750	1,063	170	9,000	750		120		10.0%		-29%
	■	-1	W	1		360	61,200	5,100	170	43,200	3,600		120		10.0%		-29%
	Factor Lead SA	-1	W	1		7	0	0	0	840	70		120		10.0%	0.00		01.11.19	30.06.23			100%
	■	-1	W	1		146	15,156	1,263	104	17,520	1,460		120		10.0%		+16%
	■	-1	IP	3		0	7,440	207		1,080	30				15.0%		-85%
	■	-1	IP	1		0	2,640	220		1,920	160				5.0%		-27%
	■	-2	IP	1		0	2,640	220		9,600	800				5.0%		+264%
	■	-1	IP	2		0	6,000	250		1,920	80				5.0%		-68%
	■		IP	22		0	52,320	198		46,080	175				5.0%		-12%
	■		OP	25		0	0	0		0	0				10.0%
	■		OP	2		0	5,280	220		3,120	130				10.0%		-41%
	■		OP	5		0	12,720	212		7,800	130				10.0%		-39%
	■		OP	1		0	2,400	200		1,560	130				10.0%		-35%
	Lemsys SA	0	O	1		134	38,860	3,238	290	34,840	2,903		260	35%	6.5%	0.00	-10%	01.07.19	30.06.27			100%
	Lemsys SA	0	O	1		449	98,780	8,232	220	116,740	9,728		260	35%	6.5%	0.00	+18%	01.07.19	30.06.27			100%
	Lemsys SA	-1	W	1		39	5,850	488	150	4,680	390		120		10.0%	0.00	-20%	01.07.19	30.06.27			100%
	Lemsys SA	-1	W	1		47	7,050	588	150	5,640	470		120		10.0%	0.00	-20%	01.07.19	30.06.27			100%
	Lemsys SA	-1	W	1		37	4,070	339	110	4,440	370		120		10.0%	0.00	+9%	01.07.19	30.06.27			100%
	Lemsys SA	-1	IP	3		0	1,080	30		1,080	30				15.0%	0.00	+0%	01.07.19	30.06.27			100%
	Lemsys SA		IP	16		0	26,641	139		30,720	160				5.0%	0.00	+15%	01.07.19	30.06.27			100%
	Lemsys SA		OP	5		0	13,200	220		7,800	130				10.0%	0.00	-41%	01.07.19	30.06.27			100%
	Lemsys SA	0	O	1		259	77,700	6,475	300	67,340	5,612		260	35%	6.5%	0.00	-13%	01.07.19	30.06.27			100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 19 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	Leone Giulio Ferblanterie Sarl	-2	W	1		35	3,600	300	103	4,200	350		120		10.0%	5.00	+17%	01.10.17				100%
	Les Chambres du CTN	3	Hot.	1		142	23,508	1,959	166	22,010	1,834		155		6.0%	0.00	-6%	01.10.13	30.09.23			100%
	Les Chambres du CTN	0	Hot.	1		9	1,488	124	165	1,395	116		155		6.0%	0.00	-6%	01.10.13	30.09.23			100%
	Les Chambres du CTN	3	Hot.	1		279	46,176	3,848	166	43,245	3,604		155		6.0%	0.00	-6%	01.10.13	30.09.23			100%
	NovImmune SA	-1	IP	5		0	10,800	180		9,600	160				5.0%	0.00	-11%	01.04.09	31.12.23			100%
	NovImmune SA	1	O	1		2,164	627,564	52,297	290	562,640	46,887		260	35%	6.5%	0.00	-10%	01.01.07	31.12.23			100%
	NovImmune SA	-1	IP	28		0	41,064	122		53,760	160				5.0%	0.00	+31%	01.01.07	31.12.23			100%
	NovImmune SA	1	O	1		190	49,752	4,146	262	49,400	4,117		260	35%	6.5%	0.00	-1%	01.02.06	30.04.23			100%
	NovImmune SA	-1	IP	2		0	2,952	123		3,840	160				5.0%	0.00	+30%	01.02.06	30.04.23			100%
	NovImmune SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	15.08.19				100%
	NovImmune SA		IP	4		0	9,600	200		7,680	160				5.0%	0.00	-20%	01.11.13	31.12.23			100%
	NovImmune SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.17	31.12.23			100%
	NovImmune SA	-2	W	1		66	10,890	908	165	7,920	660		120		10.0%	0.00	-27%	01.01.19	31.12.23			100%
	Swedish Orphan Biovitrum AG	2	O	1		526	157,800	13,150	300	136,760	11,397		260	35%	6.5%	0.00	-13%	01.04.20	30.04.24			100%
	ObsEva SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.09.15				100%
	ObsEva SA	2	O	1		536	160,800	13,400	300	139,360	11,613		260	35%	6.5%	0.00	-13%	01.07.13	30.06.23			100%
	ObsEva SA		O	1		61	18,300	1,525	300	15,860	1,322		260	35%	6.5%	0.00	-13%	01.01.15	30.06.23			100%
	ObsEva SA	2	O	1		86	26,660	2,222	310	22,360	1,863		260	35%	6.5%	0.00	-16%	01.06.17	30.06.23			100%
	ObsEva SA	-2	IP	10		0	24,600	205		19,200	160				5.0%	0.00	-22%	01.07.13	30.06.23			100%
	ObsEva SA		OP	1		0	2,400	200		1,560	130				10.0%	5.00	-35%	01.07.18				100%
	ObsEva SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.06.17				100%
	ObsEva SA	3	O	1		405	121,500	10,125	300	105,300	8,775		260	35%	6.5%	0.00	-13%	11.09.18	30.06.23			100%
	ObsEva SA	-2	IP	9		0	21,600	200		17,280	160				5.0%	0.00	-20%	01.07.13	30.06.23			100%
	ObsEva SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.07.18				100%
	ObsEva SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.06.16	30.06.23			100%
	Omnitec SA	-2	W	1		18	1,584	132	88	2,160	180		120		10.0%	0.00	+36%	01.11.06	31.10.21			100%
	Omnitec SA	-2	W	1		32	5,760	480	180	3,840	320		120		10.0%	0.00	-33%	01.01.14	31.12.21			100%
	PhytoXtract SA	-1	W	1		25	3,750	313	150	3,000	250		120		10.0%	0.00	-20%	01.05.17	30.04.21			100%
	Epithelix S.a.r.l.	3	O	1		94	29,760	2,480	317	24,440	2,037		260	35%	6.5%	0.00	-18%	01.07.20	30.04.22			100%
	Plair SA	-2	W	1		19	3,420	285	180	2,280	190		120		10.0%	5.00	-33%	01.12.17				100%
	Sitex SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.08.20	30.11.24			100%
	Prexton Therapeutics	2	O	1		220	64,380	5,365	293	57,200	4,767		260	35%	6.5%	0.00	-11%	16.02.19	28.02.24			100%
	Prexton Therapeutics	-2	IP	6		0	15,840	220		11,520	160				5.0%	0.00	-27%	16.02.19	28.02.24			100%
	Prexton Therapeutics	-1	IP	2		0	5,280	220		3,840	160				5.0%	5.00	-27%	16.02.19				100%
	QAD Europe SA	-2	W	1		7	1,050	88	150	840	70		120		10.0%	0.00	-20%	01.05.09	30.04.24			100%
	René Faigle SA	2	O	1		273	78,864	6,572	289	70,980	5,915		260	35%	6.5%	0.00	-10%	01.04.08	31.03.23			100%
	René Faigle SA	-2	IP	2		0	5,784	241		3,840	160				5.0%	0.00	-34%	01.04.08	31.03.23			100%
	René Faigle SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.04.09	31.03.23			100%
	René Faigle SA	2	O	1		71	21,300	1,775	300	18,460	1,538		260	35%	6.5%	0.00	-13%	01.07.13	31.03.23			100%
	René Faigle SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.07.13	31.03.23			100%
	René Faigle SA		OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.07.13	31.03.23			100%
	René Faigle SA	-2	W	1		34	4,296	358	126	4,080	340		120		10.0%	0.00	-5%	01.07.17	31.03.23			100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 20 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	René Faigle SA		OP	2		0	3,648	152		3,120	130				10.0%	0.00	-14%	01.04.08	31.03.23			100%
	René Faigle SA	-2	W	1		44	6,000	500	136	5,280	440		120		10.0%	0.00	-12%	01.04.10	31.03.25			100%
	René Faigle SA	-2	IP	1		0	2,916	243		1,920	160				5.0%	0.00	-34%	01.04.08	31.03.25			100%
	René Faigle SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	5.00	-20%	01.01.16				100%
	Sitex MAD SA	1	O	1		103	30,900	2,575	300	26,780	2,232		260	35%	6.5%	0.00	-13%	01.12.19	30.11.24			100%
	Sitex MAD SA	-1	IP	3		0	7,920	220		5,760	160				5.0%	0.00	-27%	01.12.19	30.11.24			100%
	Omnitec SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	0.00	-27%	01.10.20	30.09.25			100%
	Selexis SA	-2	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.01.20				100%
	SGS M-Scan SA	3	O	1		414	122,352	10,196	296	107,640	8,970		260	35%	6.5%	0.00	-12%	01.01.16	31.12.21			100%
	SGS M-Scan SA	-2	IP	11		0	18,720	142		21,120	160				5.0%	0.00	+13%	01.01.07	31.12.21			100%
	SGS M-Scan SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.12	31.12.21			100%
	SGS M-Scan SA	-1	W	1		9	1,080	90	120	1,080	90		120		10.0%	0.00	+0%	01.01.97	31.12.21			100%
	SGS M-Scan SA	-2	W	1		55	7,236	603	132	6,600	550		120		10.0%	0.00	-9%	01.02.07	31.12.21			100%
	SGS M-Scan SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.03.13	28.02.21			100%
	SGS M-Scan SA	-2	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.04.13	31.03.21			100%
	SGS M-Scan SA	3	O	1		146	42,348	3,529	290	37,960	3,163		260	35%	6.5%	0.00	-10%	01.07.13	31.05.23			100%
	SGS M-Scan SA	0	O	1		194	56,260	4,688	290	50,440	4,203		260	35%	6.5%	0.00	-10%	01.10.17	30.09.22			100%
	SGS M-Scan SA	-1	IP	3		0	7,200	200		5,760	160				5.0%	0.00	-20%	01.10.17	30.09.22			100%
	Selexis SA	3	O	1		542	166,226	13,852	307	140,920	11,743		260	35%	6.5%	0.00	-15%	01.02.17	31.01.27			100%
	Selexis SA	2	O	1		991	303,920	25,327	307	257,660	21,472		260	35%	6.5%	0.00	-15%	01.02.17	31.01.27			100%
	Selexis SA	-2	W	1		17	3,060	255	180	2,040	170		120		10.0%	0.00	-33%	01.01.11	31.01.27			100%
	Selexis SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.02.17	31.01.27			100%
	Selexis SA		IP	8		0	19,200	200		15,360	160				5.0%	0.00	-20%	01.02.17	31.01.27			100%
	Selexis SA	-2	OP	2		0	5,280	220		3,120	130				10.0%	5.00	-41%	01.11.19				100%
	Selexis SA	-1	IP	3		0	1,080	30		1,080	30				15.0%	0.00	+0%	01.01.17	31.01.27			100%
	Selexis SA	-2	IP	1		0	1,650	138		1,920	160				5.0%	0.00	+16%	01.09.17	31.01.27			100%
	Selexis SA	-2	IP	15		0	24,750	138		28,800	160				5.0%	0.00	+16%	01.09.17	31.01.27			100%
	Selexis SA	-1	W	1		38	4,296	358	113	4,560	380		120		10.0%	0.00	+6%	01.07.17	31.01.27			100%
	Selexis SA	-2	IP	3		0	5,700	158		5,760	160				5.0%	0.00	+1%	01.11.17	31.01.27			100%
	Selexis SA		OP	2		0	5,040	210		3,120	130				10.0%	0.00	-38%	01.10.18	31.01.27			100%
	Services Industriels de Genéve	-2	W	1		168	1,848	154	11	20,160	1,680		120		10.0%	0.00	+991%	01.09.08	31.08.25			100%
	Sitex SA	0	O	1		325	83,472	6,956	257	84,500	7,042		260	35%	6.5%	0.00	+1%	01.04.07	30.11.24			100%
	Sitex SA	-1	W	1		22	3,708	309	169	2,640	220		120		10.0%	0.00	-29%	01.04.07	30.11.24			100%
	Sitex SA	1	O	1		79	23,700	1,975	300	20,540	1,712		260	35%	6.5%	0.00	-13%	01.09.15	30.11.24			100%
	Sitex SA	-1	IP	3		0	4,800	133		3,840	107				5.0%	5.00	-20%	01.12.17				100%
	Sitex SA	-1	IP	8		0	18,480	193		15,360	160				5.0%	0.00	-17%	01.04.07	31.03.21			100%
	Sitex SA		OP	3		0	3,744	104		4,680	130				10.0%	0.00	+25%	01.11.07	31.01.21			100%
	Sitex SA	-1	IP	4		0	1,440	30		1,440	30				15.0%	0.00	+0%	01.11.07	30.11.21			100%
	Sitex SA		OP	4		0	9,600	200		6,240	130				10.0%	0.00	-35%	01.09.11	31.08.21			100%
	Sitex SA		OP	3		0	7,200	200		4,680	130				10.0%	0.00	-35%	01.10.13	31.08.21			100%
	Sitex SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.10.13	31.08.21			100%
	Sitex SA		OP	1		0	2,400	200		1,560	130				10.0%	0.00	-35%	01.12.18	31.08.21			100%
102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 21 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
	Sitex SA	-1	IP	2		0	4,800	200		3,840	160				5.0%	0.00	-20%	01.09.11	31.08.21			100%
	Sitex SA		IP	3		0	4,800	133		5,760	160				5.0%	0.00	+20%	01.05.12	30.04.21			100%
	Sitex SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	0.00	-20%	01.09.15	30.04.21			100%
	Sitex SA	-1	W	1		12	2,160	180	180	1,440	120		120		10.0%	0.00	-33%	01.10.14	30.09.24			100%
	Sitex SA	-2	W	1		55	8,800	733	160	6,600	550		120		10.0%	0.00	-25%	01.10.17	30.09.24			100%
	Sitex SA		W	1		23	3,450	288	150	2,760	230		120		10.0%	0.00	-20%	01.07.18	30.09.24			100%
	Sitex SA	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.11.19				100%
	So Be Cosmetics SA	2	O	1		101	30,300	2,525	300	26,260	2,188		260	35%	6.5%	0.00	-13%	01.02.14	31.01.24			100%
	So Be Cosmetics SA		IP	4		0	9,600	200		7,680	160				5.0%	0.00	-20%	01.07.08	31.01.21			100%
	Stanley Security S.a.r.l	0	O	1		219	65,700	5,475	300	56,940	4,745		260	35%	6.5%	0.00	-13%	01.01.11	31.12.25			100%
	Stanley Security S.a.r.l	-2	IP	4		0	8,640	180		7,680	160				5.0%	0.00	-11%	01.01.11	31.12.25			100%
	Stanley Security S.a.r.l		OP	2		0	3,600	150		3,120	130				10.0%	0.00	-13%	01.01.11	31.12.25			100%
	Stanley Security S.a.r.l		OP	3		0	6,480	180		4,680	130				10.0%	0.00	-28%	01.08.16	31.12.25			100%
	Stanley Security S.a.r.l	-1	W	1		55	7,536	628	137	6,600	550		120		10.0%	0.00	-12%	16.01.11	31.01.26			100%
	Stanley Security S.a.r.l		OP	2		0	4,800	200		3,120	130				10.0%	0.00	-35%	01.08.16	31.01.26			100%
	Tavitian SA	2	O	1		177	47,790	3,983	270	46,020	3,835		260	35%	6.5%	0.00	-4%	01.06.08	31.05.23			100%
	Tavitian SA	2	W	1		14	1,680	140	120	1,680	140		120		10.0%	0.00	+0%	01.06.08	31.05.23			100%
	Tavitian SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.04.15				100%
	Technoplan Engineering SA	0	O	1		197	50,432	4,203	256	51,220	4,268		260	35%	6.5%	0.00	+2%	01.07.16	30.06.21			100%
	Technoplan Engineering SA	-1	W	1		4	600	50	150	480	40		120		10.0%	0.00	-20%	01.07.16	30.06.21			100%
	Technoplan Engineering SA		OP	2		0	3,840	160		3,120	130				10.0%	5.00	-19%	01.07.16				100%
	Technoplan Engineering SA	-1	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.07.16				100%
	World Courier (Switzerland) SA	0	O	1		423	122,664	10,222	290	109,980	9,165		260	35%	6.5%	0.00	-10%	01.10.13	30.09.23			100%
	World Courier (Switzerland) SA	-1	W	1		13	2,340	195	180	1,560	130		120		10.0%	0.00	-33%	01.06.15	30.06.23			100%
	World Courier (Switzerland) SA	-2	IP	5		0	12,000	200		9,600	160				5.0%	5.00	-20%	01.10.13				100%
	World Courier (Switzerland) SA		OP	3		0	7,200	200		4,680	130				10.0%	5.00	-35%	01.10.13				100%
	World Courier (Switzerland) SA	-2	IP	1		0	2,400	200		1,920	160				5.0%	5.00	-20%	01.10.16				100%
	HED Technologies Sàrl	-1	IP	2		0	5,280	220		1,920	80				5.0%	5.00	-64%	15.01.20				100%
	HED Technologies Sàrl	-1	IP	1		0	2,640	220		1,920	160				5.0%	5.00	-27%	01.09.20				100%
	Selexis SA	-2	IP	2		0	5,280	220		1,920	80				5.0%	5.00	-64%	01.01.20				100%
	Amico Lab SA	-2	OP	2		0	5,280	220		3,120	130				5.0%	0.00	-41%	01.02.20	31.12.25			100%

								% project.					% proje…
Total budgeted rental income				956		34,841	10,908,209	100.0%	313	10,023,810	874		288	100.0%			-8%
Total vacancy				76		2,783	617,163	5.7%		650,246				6.5%			+5%
Total tenants				880		32,058	10,291,046	94.3%		9,373,564				93.5%			-9%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 22 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Summary by tenant and use type

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
LEM INTERNATIONAL SA		220	8,364	28%	2,858,556	105	311	342	51%	27%	2,482,320	120	260	297	35%	6.5%	-13%	01.04.05	31.03.22		1.2	100%
	O	1	7,698	84%	2,392,416	311	311	311	51%	81%	2,001,480	260	260	260	35%	6.5%	-16%	01.04.05	31.03.22		1.2	100%
	IP	182	0	12%	346,716					14%	349,440					5.0%	1%	01.04.05	31.03.22		1.2	100%
	W	4	666	3%	72,264	105	125	109		3%	79,920	120	120	120		10.0%	11%	01.04.05	31.03.22		1.1	100%
	OP	33	0	2%	47,160					2%	51,480					10.0%	9%	01.04.05	31.03.22		1.2	100%
Swedish Orphan Biovitrum AG		89	2,856	10%	985,267	146	325	345	48%	9%	860,600	120	260	301	35%	6.4%	-13%	10.07.19	30.04.24		3.1	100%
	O	4	2,602	80%	792,504	276	325	305	48%	79%	676,520	260	260	260	35%	6.5%	-15%	10.07.19	30.04.24		3.1	100%
	IP	80	0	15%	152,316					18%	153,600					5.0%	1%	10.07.19	31.12.23		3.0	100%
	W	5	254	4%	40,447	146	165	159		4%	30,480	120	120	120		10.0%	-25%	10.07.19	31.03.24		3.1	100%
NovImmune SA		44	2,420	7%	757,662	165	290	313	40%	8%	698,680	120	260	289	35%	6.4%	-8%	01.02.06	31.12.23		2.9	100%
	O	2	2,354	89%	677,316	262	290	288	40%	88%	612,040	260	260	260	35%	6.5%	-10%	01.02.06	31.12.23		2.9	100%
	IP	41	0	9%	69,456					11%	78,720					5.0%	13%	01.02.06	31.12.23		2.9	100%
	W	1	66	1%	10,890	165	165	165		1%	7,920	120	120	120		10.0%	-27%	01.01.19	31.12.23		3.0	100%
Selexis SA		42	1,588	5%	550,522	113	307	347	49%	5%	470,100	120	260	296	35%	6.4%	-15%	01.01.11	31.01.27		6.0	100%
	O	2	1,533	85%	470,146	307	307	307	49%	85%	398,580	260	260	260	35%	6.5%	-15%	01.02.17	31.01.27		6.1	100%
	IP	34	0	11%	62,700					12%	58,680					5.2%	-6%	01.01.17	31.01.27		5.4	100%
	OP	4	0	2%	10,320					1%	6,240					10.0%	-40%	01.10.18	31.01.27		3.5	100%
	W	2	55	1%	7,356	113	180	134		1%	6,600	120	120	120		10.0%	-10%	01.01.11	31.01.27		6.1	100%
Anteis SA		33	1,763	5%	544,728	149	314	309	43%	5%	502,720	120	260	285	35%	6.4%	-8%	01.10.05	31.12.25		3.7	100%
	O	3	1,682	88%	477,936	260	314	284	43%	87%	437,320	260	260	260	35%	6.5%	-8%	01.10.07	31.12.25		3.7	100%
	IP	29	0	10%	54,744					11%	55,680					5.0%	2%	01.10.05	31.12.25		3.9	100%
	W	1	81	2%	12,048	149	149	149		2%	9,720	120	120	120		10.0%	-19%	16.05.07	31.12.25		5.0	100%
Acqiris SA		35	1,478	5%	476,664	288	288	323	44%	5%	449,560	260	260	304	35%	6.3%	-6%	01.09.17	31.12.21		1.0	100%
	O	1	1,478	89%	425,664	288	288	288	44%	85%	384,280	260	260	260	35%	6.5%	-10%	01.09.17	31.12.21		1.0	100%
	IP	34	0	11%	51,000					15%	65,280					5.0%	28%	01.09.17	31.12.21		1.0	100%
Fongit		43	1,434	4%	410,496	120	278	286	32%	5%	437,260	120	260	305	35%	6.3%	7%	01.11.00	30.04.22		1.1	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 23 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	O	3	1,373	84%	343,752	212	278	250	32%	82%	356,980	260	260	260	35%	6.5%	4%	01.11.06	30.04.22		1.1	100%
	IP	38	0	14%	59,424					17%	72,960					5.0%	23%	01.11.00	30.04.22		1.0	100%
	W	2	61	2%	7,320	120	120	120		2%	7,320	120	120	120		10.0%	0%	01.05.07	30.04.22		1.3	100%
ObsEva SA		29	1,088	4%	387,860	300	310	356	48%	4%	330,160	260	260	303	35%	6.3%	-15%	01.07.13	30.06.23		2.4	100%
	O	4	1,088	84%	327,260	300	310	301	48%	86%	282,880	260	260	260	35%	6.5%	-14%	01.07.13	30.06.23		2.5	100%
	IP	23	0	14%	55,800					13%	44,160					5.0%	-21%	01.07.13	30.06.23		2.1	100%
	OP	2	0	1%	4,800					1%	3,120					10.0%	-35%	01.06.16	30.06.23		1.6	100%
Fondation Eclosion		13	1,067	3%	292,313	143	260	274	35%	3%	288,440	120	260	270	35%	6.5%	-1%	01.03.07	28.02.22		1.1	100%
	O	1	1,000	89%	260,208	260	260	260	35%	90%	260,000	260	260	260	35%	6.5%	-0%	01.03.07	28.02.22		1.2	100%
	IP	9	0	6%	18,924					6%	17,280					5.0%	-9%	01.03.07	28.02.22		0.4	100%
	W	1	67	3%	9,581	143	143	143		3%	8,040	120	120	120		10.0%	-16%	01.03.17	28.02.22		1.2	100%
	OP	2	0	1%	3,600					1%	3,120					10.0%	-13%	01.08.08	28.02.22		1.2	100%
Lemsys SA		30	965	3%	273,231	110	300	283	39%	3%	273,280	120	260	283	35%	6.7%	0%	01.07.19	30.06.27		6.5	100%
	O	3	842	79%	215,340	220	300	256	39%	80%	218,920	260	260	260	35%	6.5%	2%	01.07.19	30.06.27		6.5	100%
	IP	19	0	10%	27,721					12%	31,800					5.3%	15%	01.07.19	30.06.27		6.5	100%
	W	3	123	6%	16,970	110	150	138		5%	14,760	120	120	120		10.0%	-13%	01.07.19	30.06.27		6.5	100%
	OP	5	0	5%	13,200					3%	7,800					10.0%	-41%	01.07.19	30.06.27		6.5	100%
SGS M-Scan SA		24	818	3%	267,196	120	296	327	45%	3%	240,200	120	260	294	35%	6.4%	-10%	01.01.97	31.05.23		1.4	100%
	O	3	754	83%	220,960	290	296	293	45%	82%	196,040	260	260	260	35%	6.5%	-11%	01.07.13	31.05.23		1.5	100%
	IP	19	0	14%	37,920					15%	36,480					5.0%	-4%	01.01.07	30.09.22		1.0	100%
	W	2	64	3%	8,316	120	132	130		3%	7,680	120	120	120		10.0%	-8%	01.01.97	31.12.21		1.0	100%
DFI Services SA		34	652	2%	251,310	154	300	385	47%	2%	212,000	120	260	325	35%	6.5%	-16%	01.01.17	31.01.27		5.8	100%
	O	1	616	74%	184,800	300	300	300	47%	76%	160,160	260	260	260	35%	6.5%	-13%	01.02.17	31.01.27		6.1	100%
	IP	29	0	21%	53,280					20%	42,840					5.6%	-20%	01.01.17	31.01.27		6.1	100%
	OP	3	0	3%	7,680					2%	4,680					10.0%	-39%	01.02.17	31.01.27		2.0	100%
	W	1	36	2%	5,550	154	154	154		2%	4,320	120	120	120		10.0%	-22%	01.05.19			0.5	100%
ILEM		22	682	2%	209,880	180	240	308	28%	2%	211,520	120	260	310	35%	6.3%	1%	01.04.15	31.03.25		4.0	100%
	O	1	652	75%	156,480	240	240	240	28%	80%	169,520	260	260	260	35%	6.5%	8%	01.04.15	31.03.25		4.2	100%
	IP	20	0	23%	48,000					18%	38,400					5.0%	-20%	01.04.15	31.03.25		3.4	100%
	W	1	30	3%	5,400	180	180	180		2%	3,600	120	120	120		10.0%	-33%	01.01.16			0.1	100%
Sitex SA		42	516	2%	194,794	150	300	378	41%	2%	175,120	120	260	339	35%	6.9%	-10%	01.04.07	30.11.24		2.8	100%
	O	2	404	55%	107,172	257	300	265	41%	60%	105,040	260	260	260	35%	6.5%	-2%	01.04.07	30.11.24		3.9	100%
	IP	24	0	23%	44,160					22%	37,920					5.4%	-14%	01.04.07	30.11.24		0.8	100%
	OP	12	0	13%	25,344					11%	18,720					10.0%	-26%	01.11.07	31.08.21		0.6	100%
	W	4	112	9%	18,118	150	180	162		8%	13,440	120	120	120		10.0%	-26%	01.04.07	30.11.24		3.8	100%
HED Technologies Sàrl		18	488	2%	192,800	310	310	395	50%	2%	157,600	260	260	323	35%	6.2%	-18%	01.06.17	28.02.22		1.1	100%
	O	1	488	78%	151,280	310	310	310	50%	81%	126,880	260	260	260	35%	6.5%	-16%	01.06.17	28.02.22		1.2	100%
	IP	17	0	22%	41,520					19%	30,720					5.0%	-26%	01.09.17	28.02.22		0.8	100%
Epithelix S.a.r.l.		13	500	2%	173,568	294	317	347	49%	2%	150,400	260	260	301	35%	6.4%	-13%	01.05.13	30.04.22		1.2	100%
	O	2	500	86%	149,160	294	317	298	49%	86%	130,000	260	260	260	35%	6.5%	-13%	01.05.17	30.04.22		1.2	100%
	IP	9	0	12%	20,808					11%	17,280					5.0%	-17%	01.05.13	30.04.22		1.2	100%
	OP	2	0	2%	3,600					2%	3,120					10.0%	-13%	01.09.17	28.02.22		1.2	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 24 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
World Courier (Switzerland) SA		11	436	1%	146,604	180	290	336	44%	1%	127,740	120	260	293	35%	6.5%	-13%	01.10.13	30.09.23		2.4	100%
	O	1	423	84%	122,664	290	290	290	44%	86%	109,980	260	260	260	35%	6.5%	-10%	01.10.13	30.09.23		2.7	100%
	IP	6	0	10%	14,400					9%	11,520					5.0%	-20%	01.10.13			0.2	100%
	OP	3	0	5%	7,200					4%	4,680					10.0%	-35%	01.10.13			0.2	100%
	W	1	13	2%	2,340	180	180	180		1%	1,560	120	120	120		10.0%	-33%	01.06.15	30.06.23		2.5	100%
René Faigle SA		16	422	1%	139,608	126	300	331	46%	1%	120,400	120	260	285	35%	6.8%	-14%	01.04.08	31.03.25		2.3	100%
	O	2	344	72%	100,164	289	300	291	46%	74%	89,440	260	260	260	35%	6.5%	-11%	01.04.08	31.03.23		2.2	100%
	IP	8	0	15%	20,700					13%	15,360					5.0%	-26%	01.04.08	31.03.25		2.0	100%
	W	2	78	7%	10,296	126	136	132		8%	9,360	120	120	120		10.0%	-9%	01.04.10	31.03.25		3.4	100%
	OP	4	0	6%	8,448					5%	6,240					10.0%	-26%	01.04.08	31.03.23		2.2	100%
Genkyotex (Suisse) SA		12	348	1%	117,678	150	300	338	47%	1%	100,300	120	260	288	35%	6.5%	-15%	01.02.11	31.01.26		4.6	100%
	O	1	281	72%	84,300	300	300	300	47%	73%	73,060	260	260	260	35%	6.5%	-13%	01.02.11	31.01.26		5.1	100%
	IP	10	0	20%	23,328					19%	19,200					5.0%	-18%	01.02.11	31.01.26		2.7	100%
	W	1	67	9%	10,050	150	150	150		8%	8,040	120	120	120		10.0%	-20%	01.02.11	31.01.26		5.1	100%
Epic Restaurant AG		6	803	1%	114,600	65	167	143		2%	144,800	120	200	180		7.0%	26%	01.11.07	31.10.22		1.8	100%
	G	2	547	80%	91,346	167	167	167		76%	109,400	200	200	200		6.0%	20%	01.11.07	31.10.22		1.8	100%
	W	1	256	15%	16,654	65	65	65		21%	30,720	120	120	120		10.0%	84%	01.11.07	31.10.22		1.8	100%
	OP	3	0	6%	6,600					3%	4,680					10.0%	-29%	16.01.08	30.09.21		0.7	100%
Stanley Security S.a.r.l		13	274	1%	96,756	137	300	353	47%	1%	82,140	120	260	300	35%	7.1%	-15%	01.01.11	31.01.26		5.0	100%
	O	1	219	68%	65,700	300	300	300	47%	69%	56,940	260	260	260	35%	6.5%	-13%	01.01.11	31.12.25		5.0	100%
	OP	7	0	15%	14,880					13%	10,920					10.0%	-27%	01.01.11	31.01.26		5.0	100%
	IP	4	0	9%	8,640					9%	7,680					5.0%	-11%	01.01.11	31.12.25		5.0	100%
	W	1	55	8%	7,536	137	137	137		8%	6,600	120	120	120		10.0%	-12%	16.01.11	31.01.26		5.1	100%
Prexton Therapeutics		9	220	1%	85,500	293	293	389	45%	1%	72,560	260	260	330	35%	6.2%	-15%	16.02.19	28.02.24		3.0	100%
	O	1	220	75%	64,380	293	293	293	45%	79%	57,200	260	260	260	35%	6.5%	-11%	16.02.19	28.02.24		3.2	100%
	IP	8	0	25%	21,120					21%	15,360					5.0%	-27%	16.02.19	28.02.24		2.4	100%
Finastra Switzerland GmbH		12	239	1%	80,760	272	277	338	39%	1%	81,340	260	260	340	35%	6.1%	1%	01.02.18	31.03.21		0.2	100%
	O	2	239	81%	65,640	272	277	275	39%	76%	62,140	260	260	260	35%	6.5%	-5%	01.02.18	31.03.21		0.2	100%
	IP	10	0	19%	15,120					24%	19,200					5.0%	27%	01.02.18	31.03.21		0.2	100%
GFI International SA		6	202	1%	74,620	310	310	369	50%	1%	62,120	260	260	308	35%	6.3%	-17%	01.04.11	31.03.21		0.2	100%
	O	1	202	84%	62,620	310	310	310	50%	85%	52,520	260	260	260	35%	6.5%	-16%	01.04.11	31.03.21		0.2	100%
	IP	5	0	16%	12,000					15%	9,600					5.0%	-20%	01.04.11	31.03.21		0.2	100%
Les Chambres du CTN		3	430	1%	71,172	165	166	166		1%	66,650	155	155	155		6.0%	-6%	01.10.13	30.09.23		2.7	100%
	Hot.	3	430	100%	71,172	165	166	166		100%	66,650	155	155	155		6.0%	-6%	01.10.13	30.09.23		2.7	100%
Amico Lab SA		11	155	1%	67,914	292	292	438	45%	1%	55,900	260	260	361	35%	7.2%	-18%	01.03.08	31.12.25		5.0	100%
	O	1	155	67%	45,198	292	292	292	45%	72%	40,300	260	260	260	35%	6.5%	-11%	01.03.08	31.12.25		5.0	100%
	OP	10	0	33%	22,716					28%	15,600					9.0%	-31%	01.04.13	31.12.25		5.0	100%
Omnitec SA		4	258	1%	66,144	88	270	256	38%	1%	62,000	120	260	240	35%	6.8%	-6%	01.11.06	30.09.25		4.3	100%
	O	1	208	85%	56,160	270	270	270	38%	87%	54,080	260	260	260	35%	6.5%	-4%	01.10.20	30.09.25		4.7	100%
	W	2	50	11%	7,344	88	180	147		10%	6,000	120	120	120		10.0%	-18%	01.11.06	31.12.21		1.0	100%
	IP	1	0	4%	2,640					3%	1,920					5.0%	-27%	01.10.20	30.09.25		4.7	100%
Factor Lead SA		7	183	1%	62,400	0	300	341	47%	1%	53,920	120	260	295	35%	6.5%	-14%	01.07.16	30.06.23		0.9	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 25 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
	O	2	176	85%	52,800	300	300	300	47%	85%	45,760	260	260	260	35%	6.5%	-13%	01.07.16	30.06.23		1.0	100%
	IP	3	0	12%	7,200					11%	5,760					5.0%	-20%	01.07.16	30.06.21		0.2	100%
	OP	1	0	4%	2,400					3%	1,560					10.0%	-35%	01.07.16	30.06.21		0.5	100%
	W	1	7	0%	0	0	0	0		2%	840	120	120	120		10.0%		01.11.19	30.06.23
Technoplan Engineering SA		5	201	1%	57,272	150	256	285	33%	1%	56,740	120	260	282	35%	6.7%	-1%	01.07.16	30.06.21		0.5	100%
	O	1	197	88%	50,432	256	256	256	33%	90%	51,220	260	260	260	35%	6.5%	2%	01.07.16	30.06.21		0.5	100%
	OP	2	0	7%	3,840					5%	3,120					10.0%	-19%	01.07.16			0.1	100%
	IP	1	0	4%	2,400					3%	1,920					5.0%	-20%	01.07.16			0.1	100%
	W	1	4	1%	600	150	150	150		1%	480	120	120	120		10.0%	-20%	01.07.16	30.06.21		0.5	100%
Tavitian SA		3	191	1%	51,870	120	270	272	38%	1%	49,620	120	260	260	35%	6.6%	-4%	01.06.08	31.05.23		2.3	100%
	O	1	177	92%	47,790	270	270	270	38%	93%	46,020	260	260	260	35%	6.5%	-4%	01.06.08	31.05.23		2.4	100%
	IP	1	0	5%	2,400					4%	1,920					5.0%	-20%	01.04.15			0.1	100%
	W	1	14	3%	1,680	120	120	120		3%	1,680	120	120	120		10.0%	0%	01.06.08	31.05.23		2.4	100%
KBI Biopharma SA		2	142	0%	42,400	280	280	299	41%	0%	44,600	260	260	314	35%	6.2%	5%	01.10.20		30.09.2021	1.0	100%
	O	1	142	94%	39,760	280	280	280	41%	83%	36,920	260	260	260	35%	6.5%	-7%	01.10.20		30.09.2021	1.0	100%
	IP	1	0	6%	2,640					17%	7,680					5.0%	191%	01.10.20		30.09.2021	1.0	100%
So Be Cosmetics SA		5	101	0%	39,900	300	300	395	47%	0%	33,940	260	260	336	35%	6.2%	-15%	01.07.08	31.01.24		2.4	100%
	O	1	101	76%	30,300	300	300	300	47%	77%	26,260	260	260	260	35%	6.5%	-13%	01.02.14	31.01.24		3.1	100%
	IP	4	0	24%	9,600					23%	7,680					5.0%	-20%	01.07.08	31.01.21		0.1	100%
Sitex MAD SA		4	103	0%	38,820	300	300	377	47%	0%	32,540	260	260	316	35%	6.2%	-16%	01.12.19	30.11.24		3.9	100%
	O	1	103	80%	30,900	300	300	300	47%	82%	26,780	260	260	260	35%	6.5%	-13%	01.12.19	30.11.24		3.9	100%
	IP	3	0	20%	7,920					18%	5,760					5.0%	-27%	01.12.19	30.11.24		3.9	100%
Hermenjat Serigraphie		2	145	0%	38,604	256	256	266	33%	0%	39,620	260	260	273	35%	6.4%	3%	01.01.06	31.12.25		5.0	100%
	O	1	145	96%	37,116	256	256	256	33%	95%	37,700	260	260	260	35%	6.5%	2%	01.01.06	31.12.25		5.0	100%
	IP	1	0	4%	1,488					5%	1,920					5.0%	29%	01.01.06	31.12.25		5.0	100%
Anura Associates SA		7	81	0%	37,890	290	290	468	44%	0%	32,580	260	260	402	35%	6.0%	-14%	15.10.17	30.09.22		1.7	100%
	O	1	81	62%	23,490	290	290	290	44%	65%	21,060	260	260	260	35%	6.5%	-10%	15.11.17	30.09.22		1.7	100%
	IP	6	0	38%	14,400					35%	11,520					5.0%	-20%	15.10.17	30.09.22		1.5	100%
Addex Pharma SA		2	98	0%	13,720	140	140	140		0%	11,760	120	120	120		10.0%	-14%	01.12.15			0.5	100%
	W	2	98	100%	13,720	140	140	140		100%	11,760	120	120	120		10.0%	-14%	01.12.15			0.5	100%
PhytoXtract SA		2	50	0%	5,550	72	150	111		0%	6,000	120	120	120		10.0%	8%	01.05.17	30.06.21		0.4	100%
	W	2	50	100%	5,550	72	150	111		100%	6,000	120	120	120		10.0%	8%	01.05.17	30.06.21		0.4	100%
Leone Giulio Ferblanterie Sarl		1	35	0%	3,600	103	103	103		0%	4,200	120	120	120		10.0%	17%	01.10.17			0.2	100%
	W	1	35	100%	3,600	103	103	103		100%	4,200	120	120	120		10.0%	17%	01.10.17			0.2	100%
Cramatte Cedric		1	62	0%	3,600	58	58	58		0%	7,440	120	120	120		10.0%	107%	01.02.19			0.2	100%
	W	1	62	100%	3,600	58	58	58		100%	7,440	120	120	120		10.0%	107%	01.02.19			0.2	100%
Plair SA		1	19	0%	3,420	180	180	180		0%	2,280	120	120	120		10.0%	-33%	01.12.17			0.5	100%
	W	1	19	100%	3,420	180	180	180		100%	2,280	120	120	120		10.0%	-33%	01.12.17			0.5	100%
Services Industriels de Geneve		1	168	0%	1,848	11	11	11		0%	20,160	120	120	120		10.0%	991%	01.09.08	31.08.25		4.7	100%
	W	1	168	100%	1,848	11	11	11		100%	20,160	120	120	120		10.0%	991%	01.09.08	31.08.25		4.7	100%
QAD Europe SA		1	7	0%	1,050	150	150	150		0%	840	120	120	120		10.0%	-20%	01.05.09	30.04.24		3.3	100%
	W	1	7	100%	1,050	150	150	150		100%	840	120	120	120		10.0%	-20%	01.05.09	30.04.24		3.3	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 26 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
Lanier Cyril		1	5	0%	600	120	120	120		0%	600	120	120	120		10.0%	0%	01.01.03			0.1	100%
	W	1	5	100%	600	120	120	120		100%	600	120	120	120		10.0%	0%	01.01.03			0.1	100%
Iline Daria		1	1	0%	300	300	300	300		0%	120	120	120	120		10.0%	-60%	01.04.19			0.2	100%
	W	1	1	100%	300	300	300	300		100%	120	120	120	120		10.0%	-60%	01.04.19			0.2	100%

Total tenants		880	32,058	100%	10,291,046	0	325	321	44%	100%	9,312,870	120	260	291	35%	6.5%	-10%	01.01.97	30.06.27	30.09.2021	2.5	100%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 27 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Summary by tenant and use type outlook

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2021	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030
								- 31.12.2021	- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	-31.12.2030
LEM INTERNATIONAL SA		220	8,364	1.2	27.8%	2,858,556	2,482,320	2,858,077	2,589,140	2,507,205	2,519,741	2,532,340	2,545,002	2,557,727	2,570,515	2,583,368	2,596,285
	W	4	666	1.1	2.5%	72,264	79,920	71,785	78,275	80,721	81,125	81,530	81,938	82,348	82,760	83,173	83,589
	OP	33	0	1.2	1.6%	47,160	51,480	47,160	50,652	51,996	52,256	52,517	52,780	53,044	53,309	53,576	53,843
	IP	182	0	1.2	12.1%	346,716	349,440	346,716	350,503	352,943	354,708	356,481	358,264	360,055	361,855	363,665	365,483
	O	1	7,698	1.2	83.7%	2,392,416	2,001,480	2,392,416	2,109,710	2,021,545	2,031,653	2,041,811	2,052,020	2,062,280	2,072,591	2,082,954	2,093,369
Swedish Orphan Biovitrum AG		89	2,856	3.1	9.6%	985,267	860,600	985,267	990,194	995,145	881,995	877,942	882,331	886,743	891,177	895,632	900,111
	W	5	254	3.1	4.1%	40,447	30,480	40,447	40,649	40,853	32,241	31,094	31,250	31,406	31,563	31,721	31,879
	IP	80	0	3.0	15.5%	152,316	153,600	152,316	153,078	153,843	155,916	156,695	157,479	158,266	159,057	159,853	160,652
	O	4	2,602	3.1	80.4%	792,504	676,520	792,504	796,467	800,449	693,838	690,152	693,603	697,071	700,556	704,059	707,579
NovImmune SA		44	2,420	2.9	7.4%	757,662	698,680	757,662	761,378	765,400	709,578	712,979	716,396	719,904	723,504	727,121	730,757
	W	1	66	3.0	1.4%	10,890	7,920	10,890	10,944	10,999	8,039	8,080	8,120	8,161	8,201	8,242	8,284
	O	2	2,354	2.9	89.4%	677,316	612,040	677,316	680,703	683,869	621,267	624,373	627,495	630,632	633,785	636,954	640,139
	IP	41	0	2.9	9.2%	69,456	78,720	69,456	69,731	70,532	80,272	80,526	80,781	81,111	81,517	81,924	82,334
Selexis SA		42	1,588	6.0	5.3%	550,522	470,100	550,238	552,025	553,524	555,025	556,527	558,321	490,750	486,802	489,236	491,683
	W	2	55	6.1	1.3%	7,356	6,600	7,356	7,393	7,430	7,467	7,504	7,542	6,865	6,834	6,869	6,903
	OP	4	0	3.5	1.9%	10,320	6,240	10,320	10,153	9,768	9,378	8,984	8,586	6,594	6,462	6,494	6,526
	O	2	1,533	6.1	85.4%	470,146	398,580	470,146	472,496	474,859	477,233	479,619	482,017	416,833	412,741	414,805	416,879
	IP	34	0	5.4	11.4%	62,700	58,680	62,416	61,982	61,468	60,947	60,419	60,176	60,457	60,765	61,069	61,374
Anteis SA		33	1,763	3.7	5.3%	544,728	502,720	542,728	545,040	547,765	550,504	553,256	515,414	517,991	520,581	523,184	525,800
	W	1	81	5.0	2.2%	12,048	9,720	12,048	12,108	12,169	12,230	12,291	9,965	10,015	10,065	10,116	10,166
	IP	29	0	3.9	10.0%	54,744	55,680	52,744	52,606	52,869	53,133	53,399	57,086	57,371	57,658	57,947	58,236
	O	3	1,682	3.7	87.7%	477,936	437,320	477,936	480,326	482,727	485,141	487,567	448,363	450,605	452,858	455,122	457,398
Acqiris SA		35	1,478	1.0	4.6%	476,664	449,560	476,664	451,808	454,067	456,337	458,619	460,912	463,217	465,533	467,860	470,200
	IP	34	0	1.0	10.7%	51,000	65,280	51,000	65,606	65,934	66,264	66,595	66,928	67,263	67,599	67,937	68,277
	O	1	1,478	1.0	89.3%	425,664	384,280	425,664	386,201	388,132	390,073	392,023	393,984	395,953	397,933	399,923	401,923
Fongit		43	1,434	1.1	4.0%	410,496	437,260	413,087	430,049	441,644	443,852	446,071	448,301	450,543	452,796	455,060	457,335
	W	2	61	1.3	1.8%	7,320	7,320	7,320	7,357	7,393	7,430	7,468	7,505	7,542	7,580	7,618	7,656
	IP	38	0	1.0	14.5%	59,424	72,960	62,192	71,295	73,691	74,060	74,430	74,802	75,176	75,552	75,930	76,310
	O	3	1,373	1.1	83.7%	343,752	356,980	343,575	351,398	360,559	362,362	364,173	365,994	367,824	369,663	371,512	373,369
ObsEva SA		29	1,088	2.4	3.8%	387,860	330,160	387,777	389,245	362,888	336,258	337,376	338,582	340,189	341,890	343,600	345,318
	OP	2	0	1.6	1.2%	4,800	3,120	4,795	4,697	4,126	3,550	3,397	3,247	3,215	3,231	3,247	3,263
	O	4	1,088	2.5	84.4%	327,260	282,880	327,260	328,896	308,128	287,144	288,580	290,023	291,473	292,931	294,395	295,867
	IP	23	0	2.1	14.4%	55,800	44,160	55,723	55,652	50,633	45,564	45,400	45,312	45,501	45,729	45,958	46,187
Fondation Eclosion		13	1,067	1.1	2.8%	292,313	288,440	292,171	291,452	292,201	293,323	294,449	295,725	297,202	298,688	300,182	301,682
	W	1	67	1.2	3.3%	9,581	8,040	9,581	8,338	8,121	8,161	8,202	8,243	8,284	8,326	8,367	8,409
	OP	2	0	1.2	1.2%	3,600	3,120	3,600	3,216	3,151	3,167	3,183	3,199	3,215	3,231	3,247	3,263
	IP	9	0	0.4	6.5%	18,924	17,280	18,783	18,562	18,322	18,075	17,825	17,717	17,805	17,894	17,983	18,073
	O	1	1,000	1.2	89.0%	260,208	260,000	260,208	261,335	262,607	263,920	265,239	266,565	267,898	269,238	270,584	271,937
Lemsys SA		30	965	6.5	2.7%	273,231	273,280	273,231	274,597	275,970	277,350	278,737	280,130	281,556	282,989	284,404	285,826
	W	3	123	6.5	6.2%	16,970	14,760	16,970	17,055	17,140	17,226	17,312	17,398	16,347	15,284	15,361	15,438

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 28 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2021	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030
								- 31.12.2021	- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	-31.12.2030
	OP	5	0	6.5	4.8%	13,200	7,800	13,200	13,266	13,332	13,399	13,466	13,533	10,819	8,077	8,118	8,158
	IP	19	0	6.5	10.1%	27,721	31,800	27,721	27,860	27,999	28,139	28,280	28,421	30,665	32,930	33,094	33,260
	O	3	842	6.5	78.8%	215,340	218,920	215,340	216,417	217,499	218,586	219,679	220,778	223,726	226,698	227,832	228,971
SGS M-Scan SA		24	818	1.4	2.6%	267,196	240,200	266,076	251,283	244,455	243,821	245,040	246,265	247,497	248,734	249,978	251,228
	W	2	64	1.0	3.1%	8,316	7,680	8,316	7,718	7,757	7,796	7,835	7,874	7,913	7,953	7,993	8,033
	IP	19	0	1.0	14.2%	37,920	36,480	36,800	37,748	36,846	37,030	37,215	37,401	37,588	37,776	37,965	38,155
	O	3	754	1.5	82.7%	220,960	196,040	220,960	205,817	199,852	198,995	199,990	200,990	201,995	203,005	204,020	205,040
DFI Services SA		34	652	5.8	2.4%	251,310	212,000	251,096	251,702	252,276	252,849	253,422	254,213	221,524	219,532	220,630	221,733
	W	1	36	0.5	2.2%	5,550	4,320	5,519	5,330	5,108	4,884	4,657	4,460	4,451	4,473	4,496	4,518
	OP	3	0	2.0	3.1%	7,680	4,680	7,497	7,102	6,701	6,296	5,887	5,661	4,894	4,846	4,871	4,895
	IP	29	0	6.1	21.2%	53,280	42,840	53,280	53,546	53,814	54,083	54,354	54,625	45,038	44,362	44,584	44,807
	O	1	616	6.1	73.5%	184,800	160,160	184,800	185,724	186,653	187,586	188,524	189,466	167,141	165,850	166,680	167,513
ILEM		22	682	4.0	2.0%	209,880	211,520	209,566	209,868	210,166	210,462	214,856	216,864	217,945	219,035	220,130	221,231
	W	1	30	0.1	2.6%	5,400	3,600	5,248	4,913	4,574	4,232	3,886	3,692	3,709	3,728	3,747	3,765
	IP	20	0	3.4	22.9%	48,000	38,400	47,838	47,692	47,543	47,391	41,360	39,371	39,566	39,764	39,963	40,163
	O	1	652	4.2	74.6%	156,480	169,520	156,480	157,262	158,049	158,839	169,610	173,801	174,670	175,543	176,421	177,303
Sitex SA		42	516	2.8	1.9%	194,794	175,120	190,731	185,191	185,777	185,097	179,027	179,640	180,440	181,342	182,249	183,160
	W	4	112	3.8	9.3%	18,118	13,440	18,118	18,209	18,300	17,385	13,711	13,779	13,848	13,918	13,987	14,057
	OP	12	0	0.6	13.0%	25,344	18,720	23,682	18,814	18,908	19,002	19,097	19,193	19,289	19,385	19,482	19,579
	O	2	404	3.9	55.0%	107,172	105,040	107,172	107,708	108,246	108,607	107,157	107,692	108,231	108,772	109,316	109,862
	IP	24	0	0.8	22.7%	44,160	37,920	41,759	40,460	40,323	40,103	39,063	38,976	39,072	39,267	39,464	39,661
HED Technologies Sàrl		18	488	1.1	1.9%	192,800	157,600	192,333	167,332	162,057	161,747	161,430	161,583	162,387	163,199	164,015	164,836
	IP	17	0	0.8	21.5%	41,520	30,720	41,053	35,731	33,905	32,954	31,993	31,499	31,653	31,811	31,971	32,130
	O	1	488	1.2	78.5%	151,280	126,880	151,280	131,601	128,152	128,793	129,437	130,084	130,734	131,388	132,045	132,705
Epithelix S.a.r.l.		13	500	1.2	1.7%	173,568	150,400	173,568	156,085	151,908	152,667	153,431	154,198	154,969	155,744	156,522	157,305
	OP	2	0	1.2	2.1%	3,600	3,120	3,600	3,216	3,151	3,167	3,183	3,199	3,215	3,231	3,247	3,263
	O	2	500	1.2	85.9%	149,160	130,000	149,160	134,750	131,303	131,960	132,620	133,283	133,949	134,619	135,292	135,968
	IP	9	0	1.2	12.0%	20,808	17,280	20,808	18,118	17,453	17,540	17,628	17,716	17,805	17,894	17,983	18,073
World Courier (Switzerland) SA		11	436	2.4	1.4%	146,604	127,740	146,285	145,961	142,003	131,565	131,121	130,997	131,620	132,279	132,940	133,605
	W	1	13	2.5	1.6%	2,340	1,560	2,340	2,352	1,970	1,584	1,591	1,599	1,607	1,615	1,624	1,632
	OP	3	0	0.2	4.9%	7,200	4,680	7,057	6,601	6,125	5,644	5,158	4,814	4,822	4,846	4,871	4,895
	IP	6	0	0.2	9.8%	14,400	11,520	14,223	13,731	13,218	12,699	12,175	11,826	11,870	11,929	11,989	12,049
	O	1	423	2.7	83.7%	122,664	109,980	122,664	123,277	120,691	111,638	112,196	112,757	113,321	113,888	114,457	115,029
René Faigle SA		16	422	2.3	1.4%	139,608	120,400	139,527	140,032	128,015	124,265	123,377	123,441	124,057	124,678	125,301	125,928
	W	2	78	3.4	7.4%	10,296	9,360	10,296	10,347	10,236	10,232	9,732	9,596	9,644	9,693	9,741	9,790
	OP	4	0	2.2	6.1%	8,448	6,240	8,448	8,490	6,860	6,334	6,366	6,398	6,430	6,462	6,494	6,526
	IP	8	0	2.0	14.8%	20,700	15,360	20,619	20,530	17,875	16,911	16,037	15,748	15,827	15,906	15,985	16,065
	O	2	344	2.2	71.7%	100,164	89,440	100,164	100,665	93,045	90,788	91,242	91,698	92,157	92,618	93,081	93,546
Genkyotex (Suisse) SA		12	348	4.6	1.1%	117,678	100,300	117,580	117,831	118,071	118,311	118,550	104,181	103,347	103,864	104,383	104,905
	W	1	67	5.1	8.5%	10,050	8,040	10,050	10,100	10,151	10,202	10,253	8,415	8,284	8,326	8,367	8,409
	IP	10	0	2.7	19.8%	23,328	19,200	23,230	23,010	22,775	22,539	22,299	19,901	19,783	19,882	19,982	20,081
	O	1	281	5.1	71.6%	84,300	73,060	84,300	84,722	85,145	85,571	85,999	75,865	75,279	75,656	76,034	76,414

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 29 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2021	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030
								- 31.12.2021	- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	-31.12.2030
Epic Restaurant AG		6	803	1.8	1.1%	114,600	144,800	114,120	118,624	146,252	146,983	147,718	148,456	149,199	149,945	150,694	151,448
	W	1	256	1.8	14.5%	16,654	30,720	16,654	19,093	31,028	31,183	31,339	31,496	31,653	31,811	31,971	32,130
	OP	3	0	0.7	5.8%	6,600	4,680	6,120	4,703	4,727	4,751	4,774	4,798	4,822	4,846	4,871	4,895
	G	2	547	1.8	79.7%	91,346	109,400	91,346	94,827	110,497	111,049	111,604	112,162	112,723	113,287	113,853	114,423
Stanley Security S.a.r.l		13	274	5.0	0.9%	96,756	82,140	96,756	97,240	97,726	98,215	98,706	84,438	84,635	85,058	85,484	85,911
	W	1	55	5.1	7.8%	7,536	6,600	7,536	7,574	7,612	7,650	7,688	6,847	6,800	6,834	6,869	6,903
	OP	7	0	5.0	15.4%	14,880	10,920	14,880	14,954	15,029	15,104	15,180	11,339	11,252	11,308	11,365	11,421
	IP	4	0	5.0	8.9%	8,640	7,680	8,640	8,683	8,727	8,770	8,814	7,874	7,913	7,953	7,993	8,033
	O	1	219	5.0	67.9%	65,700	56,940	65,700	66,029	66,359	66,690	67,024	58,378	58,670	58,963	59,258	59,554
Prexton Therapeutics		9	220	3.0	0.8%	85,500	72,560	85,378	85,517	85,653	75,997	74,193	74,393	74,764	75,138	75,514	75,891
	IP	8	0	2.4	24.7%	21,120	15,360	20,998	20,815	20,628	16,760	15,840	15,749	15,827	15,906	15,985	16,065
	O	1	220	3.2	75.3%	64,380	57,200	64,380	64,702	65,025	59,237	58,353	58,644	58,938	59,232	59,528	59,826
Finastra Switzerland GmbH		12	239	0.2	0.8%	80,760	81,340	81,195	81,747	82,155	82,566	82,979	83,394	83,811	84,230	84,651	85,074
	IP	10	0	0.2	18.7%	15,120	19,200	18,180	19,296	19,392	19,489	19,587	19,685	19,783	19,882	19,982	20,081
	O	2	239	0.2	81.3%	65,640	62,140	63,015	62,451	62,763	63,077	63,392	63,709	64,028	64,348	64,670	64,993
GFI International SA		6	202	0.2	0.7%	74,620	62,120	65,245	62,431	62,743	63,056	63,372	63,689	64,007	64,327	64,649	64,972
	IP	5	0	0.2	16.1%	12,000	9,600	10,200	9,648	9,696	9,745	9,793	9,842	9,892	9,941	9,991	10,041
	O	1	202	0.2	83.9%	62,620	52,520	55,045	52,783	53,047	53,312	53,578	53,846	54,115	54,386	54,658	54,931
Les Chambres du CTN		3	430	2.7	0.7%	71,172	66,650	71,172	71,528	70,744	67,655	67,993	68,333	68,675	69,018	69,363	69,710
	Hot.	3	430	2.7	100.0%	71,172	66,650	71,172	71,528	70,744	67,655	67,993	68,333	68,675	69,018	69,363	69,710
Amico Lab SA		11	155	5.0	0.7%	67,914	55,900	67,914	68,254	68,595	68,938	69,283	57,312	57,598	57,886	58,176	58,466
	OP	10	0	5.0	33.4%	22,716	15,600	22,716	22,830	22,944	23,058	23,174	15,994	16,074	16,154	16,235	16,316
	O	1	155	5.0	66.6%	45,198	40,300	45,198	45,424	45,651	45,879	46,109	41,318	41,524	41,732	41,940	42,150
Omnitec SA		4	258	4.3	0.6%	66,144	62,000	66,240	65,124	65,450	65,777	65,392	63,566	63,883	64,203	64,524	64,846
	W	2	50	1.0	11.1%	7,344	6,000	7,440	6,030	6,060	6,090	6,121	6,152	6,182	6,213	6,244	6,275
	IP	1	0	4.7	4.0%	2,640	1,920	2,640	2,653	2,666	2,680	2,510	1,968	1,978	1,988	1,998	2,008
	O	1	208	4.7	84.9%	56,160	54,080	56,160	56,441	56,723	57,007	56,761	55,446	55,723	56,001	56,281	56,563
Factor Lead SA		7	183	0.9	0.6%	62,400	53,920	59,099	55,966	55,506	55,041	55,120	55,282	55,558	55,836	56,115	56,395
	W	1	7		0.0%	0	840	0	0	424	853	857	861	866	870	874	879
	OP	1	0	0.5	3.8%	2,400	1,560	1,980	1,568	1,576	1,584	1,591	1,599	1,607	1,615	1,624	1,632
	IP	3	0	0.2	11.5%	7,200	5,760	6,879	6,480	6,318	6,155	5,990	5,906	5,935	5,965	5,994	6,024
	O	2	176	1.0	84.6%	52,800	45,760	50,240	47,918	47,188	46,450	46,682	46,915	47,150	47,386	47,623	47,861
Technoplan Engineering SA		5	201	0.5	0.6%	57,272	56,740	57,505	57,887	57,934	57,980	58,025	58,174	58,464	58,756	59,050	59,345
	W	1	4	0.5	1.0%	600	480	540	482	485	487	490	492	495	497	500	502
	OP	2	0	0.1	6.7%	3,840	3,120	3,779	3,654	3,527	3,398	3,268	3,199	3,215	3,231	3,247	3,263
	IP	1	0	0.1	4.2%	2,400	1,920	2,359	2,275	2,189	2,103	2,016	1,969	1,978	1,988	1,998	2,008
	O	1	197	0.5	88.1%	50,432	51,220	50,826	51,476	51,733	51,992	52,252	52,513	52,776	53,040	53,305	53,572
Tavitian SA		3	191	2.3	0.5%	51,870	49,620	51,829	51,992	51,113	50,522	50,677	50,873	51,127	51,383	51,640	51,898
	W	1	14	2.4	3.2%	1,680	1,680	1,680	1,688	1,697	1,705	1,714	1,722	1,731	1,740	1,748	1,757
	IP	1	0	0.1	4.6%	2,400	1,920	2,359	2,275	2,189	2,103	2,016	1,969	1,978	1,988	1,998	2,008
	O	1	177	2.4	92.1%	47,790	46,020	47,790	48,029	47,226	46,714	46,947	47,182	47,418	47,655	47,893	48,133
KBI Biopharma SA		2	142	1.0	0.4%	42,400	44,600	42,400	42,835	43,493	44,157	44,827	45,502	45,955	46,185	46,416	46,648

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 30 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit					Rents			Periods | nominal cashflows
					Actual		Market	1	2	3	4	5	6	7	8	9	10
Tenant	UT	No.	sqm	end [a]	Share	CHF p.a.	CHF p.a.	01.01.2021	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030
								- 31.12.2021	- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	-31.12.2030
	IP	1	0	1.0	6.2%	2,640	7,680	2,640	3,163	4,196	5,241	6,295	7,360	7,913	7,953	7,993	8,033
	O	1	142	1.0	93.8%	39,760	36,920	39,760	39,672	39,297	38,916	38,532	38,142	38,042	38,232	38,423	38,615
So Be Cosmetics SA		5	101	2.4	0.4%	39,900	33,940	38,140	38,170	38,361	34,793	34,624	34,797	34,971	35,146	35,322	35,498
	IP	4	0	0.1	24.1%	9,600	7,680	7,840	7,718	7,757	7,796	7,835	7,874	7,913	7,953	7,993	8,033
	O	1	101	3.1	75.9%	30,300	26,260	30,300	30,452	30,604	26,998	26,789	26,923	27,058	27,193	27,329	27,466
Sitex MAD SA		4	103	3.9	0.4%	38,820	32,540	38,820	39,014	39,209	38,874	33,196	33,362	33,528	33,696	33,865	34,034
	IP	3	0	3.9	20.4%	7,920	5,760	7,920	7,960	7,999	7,857	5,876	5,905	5,935	5,965	5,994	6,024
	O	1	103	3.9	79.6%	30,900	26,780	30,900	31,055	31,210	31,017	27,320	27,456	27,594	27,731	27,870	28,009
Hermenjat Serigraphie		2	145	5.0	0.4%	38,604	39,620	38,604	38,797	38,991	39,186	39,382	40,620	40,824	41,028	41,233	41,439
	IP	1	0	5.0	3.9%	1,488	1,920	1,488	1,495	1,503	1,510	1,518	1,968	1,978	1,988	1,998	2,008
	O	1	145	5.0	96.1%	37,116	37,700	37,116	37,302	37,488	37,676	37,864	38,652	38,845	39,039	39,235	39,431
Anura Associates SA		7	81	1.7	0.4%	37,890	32,580	37,890	36,889	33,585	33,558	33,530	33,501	33,570	33,738	33,906	34,076
	IP	6	0	1.5	38.0%	14,400	11,520	14,400	13,893	12,314	12,180	12,045	11,909	11,870	11,929	11,989	12,049
	O	1	81	1.7	62.0%	23,490	21,060	23,490	22,997	21,271	21,377	21,484	21,592	21,700	21,808	21,917	22,027
Addex Pharma SA		2	98	0.5	0.1%	13,720	11,760	13,670	13,393	13,064	12,732	12,396	12,107	12,117	12,178	12,239	12,300
	W	2	98	0.5	100.0%	13,720	11,760	13,670	13,393	13,064	12,732	12,396	12,107	12,117	12,178	12,239	12,300
PhytoXtract SA		2	50	0.4	0.1%	5,550	6,000	5,650	6,030	6,060	6,090	6,121	6,152	6,182	6,213	6,244	6,275
	W	2	50	0.4	100.0%	5,550	6,000	5,650	6,030	6,060	6,090	6,121	6,152	6,182	6,213	6,244	6,275
Leone Giulio Ferblanterie Sarl		1	35	0.2	0.0%	3,600	4,200	3,643	3,780	3,920	4,061	4,204	4,305	4,328	4,349	4,371	4,393
	W	1	35	0.2	100.0%	3,600	4,200	3,643	3,780	3,920	4,061	4,204	4,305	4,328	4,349	4,371	4,393
Cramatte Cédric		1	62	0.2	0.0%	3,600	7,440	3,872	4,654	5,453	6,259	7,074	7,618	7,666	7,704	7,743	7,782
	W	1	62	0.2	100.0%	3,600	7,440	3,872	4,654	5,453	6,259	7,074	7,618	7,666	7,704	7,743	7,782
Plair SA		1	19	0.5	0.0%	3,420	2,280	3,391	3,207	2,993	2,777	2,558	2,366	2,349	2,361	2,373	2,385
	W	1	19	0.5	100.0%	3,420	2,280	3,391	3,207	2,993	2,777	2,558	2,366	2,349	2,361	2,373	2,385
Services Industriels de Genève		1	168	4.7	0.0%	1,848	20,160	1,848	1,857	1,867	1,876	8,112	20,669	20,772	20,876	20,981	21,086
	W	1	168	4.7	100.0%	1,848	20,160	1,848	1,857	1,867	1,876	8,112	20,669	20,772	20,876	20,981	21,086
QAD Europe SA		1	7	3.3	0.0%	1,050	840	1,050	1,055	1,061	924	857	861	866	870	874	879
	W	1	7	3.3	100.0%	1,050	840	1,050	1,055	1,061	924	857	861	866	870	874	879
Lanier Cyril		1	5	0.1	0.0%	600	600	600	603	606	609	612	615	618	621	624	628
	W	1	5	0.1	100.0%	600	600	600	603	606	609	612	615	618	621	624	628
Iline Daria		1	1	0.2	0.0%	300	120	290	256	221	186	150	124	124	124	125	126
	W	1	1	0.2	100.0%	300	120	290	256	221	186	150	124	124	124	125	126
Total		880	32,058	2.5	100.0%	10,291,046	9,312,870	10,269,986	9,947,060	9,863,291	9,663,558	9,689,648	9,663,003	9,605,200	9,643,751	9,691,969	9,740,429
Share of rental income from rental contracts								88%	48%	40%	21%	18%	10%	0%	0%	0%	0%

								Legend:
								The expected end dates (real options, early breaks, as well as the next termination dates and periods of notice are considered in the calculation if exercised)

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 31 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Expenses/budget

	Statement						Budget						Total
	-5	-4	-3	-2	-1	consolidated	1	2	3	4	5	consolidated	consolidated	Share
	01.01.2015	01.01.2016	01.01.2017	01.01.2018	01.01.2019	Average						Average	Average	% project.
	- 31.12.2015	- 31.12.2016	- 31.12.2017	- 31.12.2018	-31.12.2019
Income
Est. rental inc.	10,329,202	10,293,866	10,484,874	10,805,937	10,332,550	10,449,286							10,449,286	100.0%
Office	10,329,202	10,293,866	10,484,874	10,805,937	10,332,550	10,449,286							10,449,286	100.0%
Vacancy	0	0				0							0	0.0%
Income losses	34,841					6,968							6,968	0.1%
Actual gross income	10,294,361	10,293,866	10,484,874	10,805,937	10,332,550	10,442,318							10,442,318	99.9%

Costs
Operating costs	331,957	353,953	656,101	621,632	570,926	506,914							506,914	4.9%
Operating costs %	3.21%	3.44%	6.26%	5.75%	5.53%	4.85%							4.85%	4.9%
Insurance	105,150	105,151	105,151	119,026	103,911	107,678							107,678	1.0%
Property management	226,807	248,802	309,939	312,824	258,878	271,450							271,450	2.6%
Other expenditures	0	0	65,011	13,782	32,137	22,186							22,186	0.2%
Property taxes	0	0	176,000	176,000	176,000	105,600							105,600	1.0%
Janitorial services	0	0				0							0	0.0%
Utilities	0	0				0							0	0.0%
Maintenance costs	1,070,979	1,166,997	391,345	378,414	376,995	676,946							676,946	6.5%
Maintenance costs %	10.37%	11.34%	3.73%	3.50%	3.65%	6.48%							6.48%	6.5%
Maintenance and repair	1,070,979	1,166,997	391,345	378,414	376,995	676,946							676,946	6.5%
Ground lease fee (costs)	323,416	323,416	323,416	253,979	277,124	300,270							300,270	2.9%
Total costs	1,726,352	1,844,366	1,370,862	1,254,025	1,225,045	1,484,130							1,484,130	14.2%

Total net income	8,568,009	8,449,500	9,114,012	9,551,912	9,107,505	8,958,188							8,958,188	85.7%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 32 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Projected accounts summary

	Statement	Annuity			Periods | nominal cashflows
	CHF p.a.	CHF p.a.	%	Q.	1	2	3	4	5	6	7	8	9	10	Exit
			project.
	01.01.2012	01.01.2021			01.01.2021	01.01.2022	01.01.2023	01.01.2024	01.01.2025	01.01.2026	01.01.2027	01.01.2028	01.01.2029	01.01.2030	01.01.2031
	- 31.12.2019				- 31.12.2021	- 31.12.2022	- 31.12.2023	- 31.12.2024	- 31.12.2025	- 31.12.2026	- 31.12.2027	- 31.12.2028	- 31.12.2029	- 31.12.2030
Income
Est. rental inc.	10,449,286	10,131,734	100.0%		10,980,926	10,661,555	10,581,358	10,385,216	10,414,914	10,391,895	10,337,737	10,379,950	10,431,850	10,484,009	10,536,429
Vacancy	0	588,136	5.8%		121,111	308,215	397,538	523,965	551,585	603,708	656,965	673,348	676,715	680,099	683,499
Income losses	6,968	0	0.0%		0	0	0	0	0	0	0	0	0	0	0
Other income		25,000	0.2%		25,000	25,125	25,251	25,377	25,504	25,631	25,759	25,888	26,018	26,148	26,279
Actual gross income	10,442,318	9,568,598	94.4%		10,884,815	10,378,465	10,209,071	9,886,628	9,888,832	9,813,819	9,706,532	9,732,490	9,781,152	9,830,058	9,879,208

Costs
Operating costs	506,914	1,073,587	10.6%	81%	1,116,046	1,102,913	1,101,752	1,094,808	1,099,171	1,100,912	1,101,111	1,106,143	1,111,673	1,117,232	1,122,818
%	4.85%	10.60%			10.16%	10.34%	10.41%	10.54%	10.55%	10.59%	10.65%	10.66%	10.66%	10.66%	10.66%
Insurance	107,678	101,317	1.0%	63%	109,809	106,616	105,814	103,852	104,149	103,919	103,377	103,799	104,318	104,840	105,364
Property management	271,450	405,269	4.0%	60%	439,237	426,462	423,254	415,409	416,597	415,676	413,509	415,198	417,274	419,360	421,457
Other expenditures	22,186	163,000	1.6%	79%	163,000	163,815	164,634	165,457	166,285	167,116	167,952	168,791	169,635	170,483	171,336
Property taxes	105,600	404,000	4.0%	95%	404,000	406,020	408,050	410,090	412,141	414,202	416,273	418,354	420,446	422,548	424,661
Janitorial services	0	0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Utilities	0	0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Maintenance costs	676,946	300,000	3.0%	42%	300,000	301,500	303,008	304,523	306,045	307,575	309,113	310,659	312,212	313,773	315,342
%	6.48%	2.96%			2.73%	2.83%	2.86%	2.93%	2.94%	2.96%	2.99%	2.99%	2.99%	2.99%	2.99%
Maintenance and repair	676,946	300,000	3.0%	42%	300,000	301,500	303,008	304,523	306,045	307,575	309,113	310,659	312,212	313,773	315,342
Refurbishment costs		1,354,584	13.4%	61%	1,283,000	500,490	0	0	3,185,930	0	0	4,142,118	0	0	1,719,383
%		13.37%			11.68%	4.69%	0.00%	0.00%	30.59%	0.00%	0.00%	39.90%	0.00%	0.00%	16.32%
Refurbishment		1,354,584	13.4%	61%	1,283,000	500,490	0	0	3,185,930	0	0	4,142,118	0	0	1,719,383
Ground lease fee (costs)	300,270	277,125	2.7%		277,125	278,511	279,903	281,303	282,709	284,123	285,543	286,971	288,406	289,848	291,297
Total costs	1,484,130	3,005,296	29.7%		2,976,171	2,183,413	1,684,663	1,680,634	4,873,855	1,692,610	1,695,768	5,845,890	1,712,291	1,720,853	3,448,841

Total net income	8,958,188	6,563,302	64.8%		7,908,644	8,195,052	8,524,408	8,205,994	5,014,977	8,121,208	8,010,764	3,886,600	8,068,861	8,109,205	6,430,368

Other income

- Additional income from visitors parking space estimated at CHF 25,000.- p.a.

Property taxes: 2.0‰ of the tax value, capitalized with the rent revenues after deduction of the ground lease rent at 4.88% (average of the last 5 years of the allowed rate in 2020 by the “AFC - Administration Fiscale Cantonale” for commercial real estate located in other construction zoning than “zone de construction 1 & 2”)

Following repair costs in real terms are foreseen in the years 1-10 :

- 2021: Total costs CHF 1,283,000.- (essentially facades renovation, tenant improvement, energy measures).

- 2022: Total costs CHF 498,000.-.

- 2025: Total costs CHF 3,123,000.- .

- 2028: heating system and pipes renovation for approx. CHF 4,000,000.- (Wüest Partner assumption).

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 33 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Sensitivity analysis

Change in annuities			Variation of discount rate (base points)
			Presentation in absolute terms							Presentation in relative terms
	Change	Annuity	+30	+20	+10	+/-	-10	-20	-30	+30	+20	+10	+/-	-10	-20	-30
	[Rate in %]	[CHF, %]	5.10%	5.00%	4.90%	4.80%	4.70%	4.60%	4.50%	5.10%	5.00%	4.90%	4.80%	4.70%	4.60%	4.50%

Target rental income	-10%	9,118,561	112,810,000	115,070,000	117,410,000	119,860,000	122,410,000	125,070,000	127,850,000	-20%	-18%	-17%	-15%	-13%	-11%	-9%
	-5%	9,625,147	122,740,000	125,200,000	127,750,000	130,410,000	133,190,000	136,080,000	139,110,000	-13%	-11%	-9%	-7%	-6%	-3%	-1%
	+0%	10,131,734	132,680,000	135,330,000	138,090,000	140,970,000	143,970,000	147,100,000	150,370,000	-6%	-4%	-2%	0%	2%	4%	7%
	+5%	10,638,321	142,610,000	145,460,000	148,430,000	151,520,000	154,750,000	158,110,000	161,620,000	1%	3%	5%	7%	10%	12%	15%
	+10%	11,144,908	152,540,000	155,590,000	158,770,000	162,080,000	165,520,000	169,120,000	172,880,000	8%	10%	13%	15%	17%	20%	23%

Vacancy	+100%	11.61%	121,140,000	123,570,000	126,090,000	128,720,000	131,450,000	134,310,000	137,300,000	-14%	-12%	-11%	-9%	-7%	-5%	-3%
	+50%	8.71%	126,910,000	129,450,000	132,090,000	134,840,000	137,710,000	140,700,000	143,830,000	-10%	-8%	-6%	-4%	-2%	-0%	2%
	+0%	5.80%	132,680,000	135,330,000	138,090,000	140,970,000	143,970,000	147,100,000	150,370,000	-6%	-4%	-2%	0%	2%	4%	7%
	-50%	2.90%	138,440,000	141,210,000	144,090,000	147,090,000	150,220,000	153,490,000	156,900,000	-2%	0%	2%	4%	7%	9%	11%
	-100%	0.00%	144,210,000	147,090,000	150,090,000	153,220,000	156,480,000	159,880,000	163,440,000	2%	4%	6%	9%	11%	13%	16%

Repair costs	-10%	1,219,126	135,330,000	138,040,000	140,860,000	143,790,000	146,850,000	150,040,000	153,380,000	-4%	-2%	-0%	2%	4%	6%	9%
	-5%	1,286,855	134,000,000	136,680,000	139,470,000	142,380,000	145,410,000	148,570,000	151,870,000	-5%	-3%	-1%	1%	3%	5%	8%
	+0%	1,354,584	132,680,000	135,330,000	138,090,000	140,970,000	143,970,000	147,100,000	150,370,000	-6%	-4%	-2%	0%	2%	4%	7%
	+5%	1,422,313	131,350,000	133,970,000	136,710,000	139,560,000	142,530,000	145,620,000	148,860,000	-7%	-5%	-3%	-1%	1%	3%	6%
	+10%	1,490,042	130,020,000	132,620,000	135,330,000	138,150,000	141,090,000	144,150,000	147,360,000	-8%	-6%	-4%	-2%	0%	2%	5%

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 34 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Quality profile

	Weighting	Rating	Comments
Commercial	100	3.6 - Above-average
Location	40	3.6 - Above average
Macro-location	10	4.7 - Very good
Micro-location	50	3.3 - Above average
Office	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good
Retail	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good
Industry	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good
Gastronomy	25	3.3 - Above average
Infrastructure	30	3.0 - Average
Clustering	20	2.0 - Moderate
Terrain	50	4.0 - Good
Property	40	3.8 - Good
Usability	20	4.0 - Good
Room quality	50	4.0 - High
Flexibility	30	4.0 - High
Parking / allotment	20	4.0 - Good
Standard	10	3.7 - Slightly above-average
Building shell	33	4.0 - Upmarket
Interior fit-out	33	3.5 - Slightly above-average
Technical installations	33	3.5 - Slightly above-average
Condition	20	3.7 - Sound to good
Building shell	20	3.5 - Sound to good
Interior fit-out	50	3.5 - Sound to good
Technical installations	30	4.0 - Good

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 35 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

	Weighting	Rating	Comments
Investment	20	3.5 - Above-average
Lettability	33	4.0 - Good
Saleability	33	3.0 - Average
Income risk	33	3.0 - Average
Total
Macro-location	10	4.7 - Very good
Micro-location	50	3.3 - Above average
Usability	20	4.0 - Good
Standard	10	3.7 - Slightly above-average
Condition	20	3.7 - Sound to good
Investment	20	3.5 - Above-average

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 36 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Photo documentation

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 37 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 38 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Maps

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 39 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Plans

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 40 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Context

Order

Wüest Partner was commissioned by Eldista GmbH to value briefly (indication of value) the property in question as at 1st of January 2020. The property will be valued according to the accounting standards of IFRS and to the definition of market value from “International Valuation Standards Committe” (IVSC), which reads as follows :”Market value is the estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm's length transaction after proper marketing wherein the parties had each acted knowledgably, prudently and without compulsion.”

Assumption

The valuations are based on the following general assumptions:

● The property has been appraised as continuation scenario. That means, that no change of use scenarios have been calculated as well that would result to a higher value.

● A one-period DCF model was adopted. The valuation period extends for 100 years from the valuation date, with an implicit residual value in the 11th period.

● Discounting is based on a risk-adjusted real interest rate. Rates are determined individually for each property on the basis of appropriate benchmarks derived from arm's-length transactions. They may be broken down as follows: risk-free interest rate + property risk (immobility of capital) + premium for macro-location + premium for micro-location depending on use + premium for property quality and income risk + any other specific premiums. - Unless otherwise stated, the valuations assume 1% annual inflation for income and all expenditure. Where a nominal discount rate is applied, this is adjusted accordingly.

● Credit risks posed by specific tenants are not explicitly factored into the valuation.

● Allowance is made for the specific indexing provisions in existing leases. An indexing factor of 80% (Swiss average) is assumed for the period following lease expiry.

● For existing tenancies, the timing of individual payments is assumed to comply with the terms of the lease. Following lease expiry, cash flows for commercial premises are taken to be quarterly in advance, for housing monthly in advance.

● In terms of running costs, entirely separate service charge accounts are assumed, with no tenancy-related ancillary costs to be borne by the owner.

● The maintenance (repair and upkeep) costs were calculated by means of a life cycle analysis of the individual building elements. The building structure's remaining lifespan was estimated and periodic refurbishments modelled on the basis of the general condition of the fabric as determined during the property inspection. Appropriate annual reserves were calculated accordingly and plausibility tested using comparables and Wüest & Partner's own benchmarks. The calculation factors in 100% of repair costs in the first 10 years; the proportion applied from year 11 onwards is limited to the value-preserving investments (recoverable share). Disclaimer

Disclaimer

The commissioned valuation and, in particular, the forecasts presented therein were prepared by Wüest & Partner AG to the best of its knowledge and with due observance of current professional standards. The valuation is based on:

● site inspection (see list of documents);

● the documentation provided by the client, the absolute correctness of which is assumed;

● the relevant experience of Wüest & Partner AG in this field.

Wüest & Partner did not investigate any legal issues surrounding the properties. Nor did it examine any rent-law or rent-control issues; in particular the landlord assures that no federal, cantonal or municipal restrictions apply.

In the documentation provided by Eldista GmbH, floor spaces were estimated by the propertymanager. On the visit the lettable areas (main effective area) have been verified as good as possible by Wüest & Partner. Given that fact the accuracy of square-metre data could not be guaranteed by Wüest & Partner.

The valuation was performed with reference to a specific valuation date and may be affected by subsequent events for which no allowance can be made at the present time. A revaluation shall become necessary should any such events occur.

Value and price may diverge. No allowance can be made in this valuation for any circumstances affecting the price.

The valuation was performed by Wüest & Partner AG independently and neutrally in conformity with its business policies. No conflicts of interest of any kind exist. The valuation was carried out solely for those purposes specified above; Wüest & Partner shall accept no liability in respect of third parties other than that mentioned above.

Method

The valuation of the main property uses the discounted cash-flow (DCF) method. With this method, the Current Market Value of a property is determined as the total of all projected future net earnings (before interest, taxes, depreciation and amortization) discounted to present-day equivalents. These net earnings are discounted individually for each property with due allowance for specific opportunities and threats, and with adjustment in line with market conditions and risks. All projected cash flows are presented to ensure maximum transparency.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 41 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Documentation index

Basics	Available	Appendix	Date	Broker	Source	Comment
Land registry sheet			02.12.2011		Registre foncier
Leasehold documentation			02.05.2018			Amendments 2018
Land register plan
Building and zoning regulation			07.12.2011		www.sitg.ch	Online Information
Preservation order
Contaminated site			07.12.2011		www.sitg.ch	Online Information
Picture documentation			21.11.2011		Wüest Partner
Site visit			21.11.2011		Wüest Partner

Property management	Available	Appendix	Date	Broker	Source	Comment
Area list			31.12.2020		ImmoDreil	as at 31.12.2020
Net rents			31.12.2020		ImmoDreil
Ancillary costs			31.12.2020		ImmoDreil
Net rent area			31.12.2020		ImmoDreil
Contracts of business tenants			31.12.2020			ObsEva, Anura, Finastra, LA Factor
Turnover sales
Property expenses			31.12.2019		InterExperts SA	2013-2019
Property budget				Mc Cafferty Asset Management		2021 forecast
Investment planning

Construction	Available	Appendix	Date	Broker	Source	Comment
Building insurance certificate (BIC)			27.04.2005		Winterthur
Building volume (BIC)
Construction year (BIC)
Building permit
Building plans			01.01.2003		CTN SA
Building specification
Areas/volume
Building services information
Investment expenditure
Track record of maintenance/renovation
Condition analysis

Miscellaneous	Available	Appendix	Date	Broker	Source	Comment
Capex table year 2011-2020				Mc Cafferty Asset Management		Frank Knight and MIBAG - A+W
CTN repairs 2017			31.12.2017	Mc Cafferty Asset Management
CTN OPEX 2019			31.12.2019	Optibase holdings
CAPEX budget 2021			31.12.2020	Swiss Real Management

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 42 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Glossary

Actual Rental Income: The actual rental income represents the target rental income minus other losses of income.

Annuity: In the portfolio report, an annuity is used for a constant value over a given period(s). The annuity of the values for the first ten periods is abbreviated by “Ann. 1-10” and, corresponding to that, with “Ann. 11” for the eleventh period.

Benchmarks: Benchmarks represent a reference value. The portfolio report shows the difference in percentage from the Swiss median (50% percentile) of the average rental income per square meter (per usage type: residential, office, retail and industry/trade).

Budget: The budget contains projected values for costs and revenues, according to the information provided by the owner or the property manager. See also statements.

Calculated end of contract (also called «end» in the report): The calculated end is the time difference in years as of the valuation date. Real options, early breaks, as well as the next termination dates and periods of notice for all uses are also taken into account in the calculation, if they are actually used in the valuation. The calculated end can differ due to the different definition of WAULT (see also definition of WAULT).

Capital growth return: The change in value (capital growth) is primarily caused by market developments and the investments made in the given period. Capital growth return = market value (end) - market value (start) - capital expenditure + capital revenue/market value (start) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Cashflow: In general, a cashflow is a financial stream of either income or expenses.

Cash flow yield: Cash flow/market value (start date) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Community Type: A summary of the community grouping produced by the Federal Office for Statistics (BfS).

Condition: Condition represents a qualitative assessment of the condition of the outer shell as well as the condition of the inside as well as services of the property. It is deduced in the quality profile of the property.

Condominium Ownership: Condominium ownership is a special kind of co-ownership. It is the co-ownership share of a plot, which gives the co-owner the special right of sole use and internal fit-out of distinct parts of a building (Civil Code Art. 712a-712t)

Contract (as % of income) Fix: «Contract Fix» represents the percentage of expected total future rental income contractually secured at the present time.

Co-ownership: Should several persons possess a unit (property) in fractions and without external divisions, they are classified as co-owners (Civil Code Art.646-651).

Current: Values valid as per the valuation date (date of the rent roll).

Discount Rate: The discount rate is the percentage rate used to discount all cash flows. The level of the chosen discount rate (per cashflow or valuation) reflects the risk assessment.

Distribution by Percentile: Summary A shows which revenue share per usage type (residential, office, retail, business) of the portfolio lies in each percentile segment.

E-Notation: The scientific notation used in Wüest Dimensions is the exponential expression (for base 10), for thousands: Xe3, for millions: Xe6 and for billions: Xe9 (X stands for any number).

Gross Yield: Two types of gross yields are shown: The current gross yield is defined as the proportion of today’s (current) target rental income as a share of market value. The gross annuity yield, the second measurement, is the rental income annuity as a percentage of the market value.

Ground Lease Income/Costs: Ground lease income or costs include income or costs arising from a ground lease contract (in accordance with Civil Code Art. 779 a. ff)

Income Losses: Income losses reflect the sum of all reductions to the target rental income (e.g. vacancy).

Lease (as % of income) + Option: «+Option» represents the percentage of the total rental income represented by «Contract Fix» plus the contractually guaranteed rental income, which is secured by means of a real or tenant-side-only contract renewal option.

Lease (as % of income) indexed: «Indexed» represents the average degree of indexation of the contracted rental positions.

Location Quality: The location quality of a property is a measure of the quality of the location. It is derived by combining both the macro location rating (location of the municipality within Switzerland) and the micro location rating (location of the property within the municipality).

Macro location: The macro location represents the quality of the local real estate market for the corresponding municipality. The basis for this measurement is a comprehensive, use-related municipal rating by Wüest Partner.

Maintenance Costs: The maintenance costs consist of the costs for upkeep and repair.

Maintenance or Upkeep costs (M): The upkeep costs are also referred to as “normal maintenance”. Upkeep measures include all measures undertaken to ensure the continued use of the property (e.g. service work, minor repairs).

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 43 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Market Matrix: The market matrix displays all properties in the portfolio according to the location quality (X-axis) and the property quality (Y-axis) depicted. The matrix is divided into nine segments (I to IX). If a property is located in the segment I, for example, this is classified as a top or prime property.

Market Value (MV): The market value is the estimated amount for which an asset should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties had each acted knowledgeably, prudently and without compulsion.

Median: The median refers to a statistical measurement. It divides a number of values into two halves. 50% of the values are lower than the median and 50% are greater the median (median = 50% percentile).

Micro Location: The micro location describes the position of the property within the community. It is determined by factors such as access to public transport, topography of the plot (e.g. south-facing), shopping availability, etc. The assessments are recorded in the quality profile of the property.

MIRR – Modified internal rate of return: IRR is also known as the internal rate of return. In Wüest Dimensions, the modified IRR (MIRR) is being utilised. The MIRR is an indicator that reflects the attractiveness of an initial investment in view of future cash flows. In investment planning, the MIRR can be used to calculate various scenarios. In the DCF calculation, the MIRR is understood as a weighted discount rate or a backward calculation of the discount rate. The MIRR is currently regarded as the best method of calculating the IRR and also takes into account the conclusiveness and payment modality of all present values in the DCF calculation.

Net Yield: The net yield is the ratio of the net income annuity to the calculated market value of the property.

Nominal: Cash flows and values that are reported in nominal terms are not adjusted for inflation.

Overall Coefficient: The overall coefficient for each property is derived from the weighted average of the quality coefficients for the macro location, micro location, condition, standard, and usability.

Percentiles: Distribution indicators, which segment a range of values. The 50-percent-percentile marks the border between the higher-priced and the lower priced halves of values. Correspondingly, the 10-percent percentile marks the border between the lowest 10 percent values and the remaining values.

Period: The valuation period is divided into a certain number of equally large units of time (usually one year). Such a unit of time is called a period.

Portfolio: A collection of several property valuations is summarised in a portfolio.

Potential: The anticipated long-term and sustainable development of the revenues or costs is projected using an assessment of the estimated market value or “potential” for both revenues and costs (particularly rent income).

Projected Rental Income (Projected): The target or projected rental income is the sum of all rental income (including vacancies).

Property Accounts: The property accounts include the historical cost and revenue values as supplied by the owners or property management.

Property Quality: The property quality is a measurement of the quality of a property taking into account the property’s condition, prevailing standards, usability and usage-mix. The information required to determine the quality of the property is taken from the quality profile of the property.

Property Type (P-type): The following property types are recognised: residential property, residential/commercial property, commercial property (solely for commercial use), special property, ground lease property and building land.

Quality Coefficient: A market-value-weighted-average of the corresponding quality factor for each property. Factors include: macro location, micro location, condition, standard and usability.

Real: Real values shown are adjusted for inflation, in other words, deflated. Therein the nominal measurement or value is divided by a price index (e.g. CPI).

Region (Properties by -): Switzerland is divided by Wüest Partner into eight monitoring regions. This regionalisation is again based on a regional division of Switzerland – the so-called 106 MS – regions which was undertaken by the Federal Office for Statistics (BfS).

Rental Income: The rental income shows the current income generated by the letting of rental units and for each usage type i.e. residential, office, retail, industry/trade, special uses and other uses. The annuity is expressed as CHF per m2

Repair Costs (R): The repair costs are also known as “extraordinary maintenance”. They cover all investments that fully replace significant building components and/or are accompanied by a marked qualitative improvement. These may include value-adding investments.

Running or Operating Costs: Running or Operating costs are those costs carried by the owner of the property, incurred during operation and not (fully) passed on to the tenants (e.g. insurance premiums, administrative costs).

Sensitivity analysis (approximate): The deviating market values in the sensitivity analysis are derived approximately using a simplified model calculation; these market values may therefore differ from a detailed DCF valuation.

Sole Ownership: The owner of the property is a single private or legal entity.

Standard: The Standard represents the qualitative assessment of a building reflecting the existing spatial conditions, the materialisation and installed building services. The standard is a part of the quality profile.

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 44 of 45

Wüest Dimensions - Business intelligence by Wüest Partner

Tenant list and use-type abbreviations: – No. = Number

– Share of fixed-term contracts = Share of secured fixed-term contracts

– Opt. share = Share of secured contracts with real option extension

– End [a] = Calculated end of contract (see separate entry)

– Fl. = Floor

– Index % = Share of inflation that can be passed on to the tenant under tenancy law

– Vac. = Vacancy (market)

– Trans. per. [a] = Transition period in years between current rent and market rent (see separate entry)

– Rms = Number of rooms per apartment

Uses

– OA = Outside area

– O = Offices

– LCE = Leisure/culture/education

– I = Industry

– C = Catering

– H = Health

– H = Hotel

– W = Warehouse

– CSU = Commercial secondary use

– RSU = Residential secondary use

– OP = Outdoor parking

– IP = Indoor parking (parking space)

– SUwA = Special use with area

– SUwoA = Special use without area

– R = Retail

– R = Residential

Total Income: The total revenue includes the target or projected rental income plus any other income (e.g. ground lease revenues, sales revenues, etc.) minus any revenue losses.

Total Net Income: Total net income is calculated as the total of all income minus all costs.

Total Ownership: Owners of the property are several natural or legal persons who are in close (legal) relationship with each other. See, Civil Code Art. 652 - 654.

Total return: The total return of a property is made up of the cash flow of a given period and the change in value from the preceding period.

Usability: Usability measures the quality of the property in respect of: the floor layout, the flexibility of the building structure, the connectivity of the plot, etc. It is recorded in the quality profile of the property.

Usage Area (UA): The usage area is part of the net floor area (NFA), which, in general, serves the overall purpose and use of the building.

Vacancy: A rental unit is deemed to be empty and as such vacant if, as per the rent roll date, no rental contract exists for this rental unit.

WAULT: The WAULT (Weighted Average Unexpired Lease Term) adds up the weighted average remaining terms of contractually fixed rents in a portfolio (up to the earliest possible termination date without extension options). The WAULT must be reported in years.

The uses to be taken into account are:

-	Office, hotel, sales, practices, hospitality, warehouse and other commercially used properties
-	Unlimited rental contracts with a term of 6 months are taken into account for the calculation.

Property types not to be considered are:

-	Apartments, parking spaces, advertising space, cellar/attic
-	Vacancies are not taken into account

See definition «SFAMA FI Kennzahlen Immofonds_d_160913»

102688.2001 | 101-4423-115 | Plan-les-Ouates, Chemin des Aulx 8-18	Created by Wüest Partner, 21.12.2020	Page 45 of 45